UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PRG-SCHULTZ INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRG-SCHULTZ INTERNATIONAL, INC.
600 GALLERIA PARKWAY
SUITE 100
ATLANTA, GA 30339

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD FRIDAY, JUNE 15, 2007
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
PROPOSAL 1: ELECTION OF DIRECTORS
INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD DIRECTOR
REPORT OF THE AUDIT COMMITTEE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2006
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2006
STOCK VESTED FOR FISCAL YEAR 2006
CERTAIN TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
OWNERSHIP OF DIRECTORS, PRINCIPAL SHAREHOLDERS AND CERTAIN EXECUTIVE OFFICERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICERS
INDEPENDENT AUDITORS
PRINCIPAL ACCOUNTANTS’ FEES AND SERVICES
SHAREHOLDER PROPOSALS
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FRIDAY, JUNE 15, 2007

TO THE SHAREHOLDERS OF
PRG-SCHULTZ INTERNATIONAL, INC.:
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PRG-SCHULTZ INTERNATIONAL, INC. (“PRG-Schultz” or the “Company”) will be held at the Company’s offices, 600 Galleria Parkway, Atlanta, Georgia 30339, on Friday, June 15, 2007 at 9:00 a.m., for the following purposes:
1.	To elect two Class II directors to serve until the Annual Meeting of Shareholders to be held in 2010 and until their successors are elected and qualified; and

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.
     The proxy statement is attached. Only record holders of the Company’s common stock and 9% Senior Series A Convertible Participating Preferred Stock (the “Series A Preferred”) at the close of business on April 23, 2007 will be eligible to vote at the meeting.
     If you are not able to attend the meeting in person, please complete, sign, date and return your completed proxy in the enclosed envelope. Holders of common stock and Series A Preferred will vote together as a single group, and holders of both classes of shares must complete two proxy cards – a common stock proxy card and a Series A Preferred proxy card. If you attend the meeting, you may revoke your proxy and vote in person. However, if you are not the registered holder of your shares you will need to get a proxy from the registered holder (for example, your broker or bank) in order to attend and vote at the meeting.
By Order of the Board of Directors:
/s/ James B. McCurry
James B. McCurry

Chairman, President and Chief Executive Officer
May 9, 2007
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 is enclosed with this notice and proxy statement.

PRG-SCHULTZ INTERNATIONAL, INC.
600 GALLERIA PARKWAY
SUITE 100
ATLANTA, GA 30339

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
JUNE 15, 2007

GENERAL INFORMATION
     The Board of Directors of PRG-Schultz International, Inc. (“PRG-Schultz” or the “Company”) is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2007 Annual Meeting of Shareholders. The Annual Meeting will be held on Friday, June 15, 2007, at 9:00 a.m., at the Company’s offices, 600 Galleria Parkway, Atlanta, Georgia 30339. The proxies may also be voted at any adjournments or postponements of the meeting.
     This proxy statement and the accompanying form of proxy are first being mailed to shareholders on or about May 9, 2007. If you own both common stock and Series A Preferred Stock (“Series A Preferred”), you will receive a separate mailing and proxy card for each class of securities. You must complete and return both proxies in order for your shares of common stock and/or Series A Preferred to be voted.
     Any shareholder who has given a proxy may revoke it at any time before it is exercised at the meeting by:
•	delivering to the Secretary of the Company a written notice of revocation dated later than the date of the proxy;

•	executing and delivering to the Secretary a subsequent proxy relating to the same shares; or

•	attending the meeting and voting in person, unless you are a street name holder without a legal proxy, as explained below. Attending the meeting will not in and of itself constitute revocation of a proxy.
Shareholders who hold shares in “street name” (e.g., in a bank or brokerage account) must obtain a legal proxy form from their bank or broker in order to attend and vote at the meeting. You will need to bring the legal proxy with you to the meeting, or you will not be able to attend or vote at the meeting.
     All communications to the Secretary should be addressed to the Secretary at the Company’s offices, 600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339. Any proxy which is not revoked will be voted at the annual meeting in accordance with the shareholder’s instructions. If a shareholder returns a properly signed and dated proxy card but does not mark any choices on one or more items, his or her shares will be voted in accordance with the recommendations of the Board of Directors as to such items.

The proxy card gives authority to the proxy holders to vote shares in their discretion on any other matter properly presented at the annual meeting.
     The Company will pay all expenses in connection with the solicitation of proxies, including postage, printing and handling and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. In addition to solicitation by mail, solicitation of proxies may be made personally or by telephone, facsimile or other means by directors, officers and employees of the Company and its subsidiaries. Directors, officers and employees of the Company will receive no additional compensation for any such further solicitation. The Company has retained Innisfree M&A Incorporated to assist in the solicitation. The fee to be paid such firm is estimated at approximately $12,000, plus reasonable out-of-pocket costs and expenses.
Voting Requirements
     Only holders of record of each of the Company’s common stock and Series A Preferred at the close of business on April 23, 2007 (the “Record Date”) are entitled to notice of, and to vote at, the annual meeting. Holders on the Record Date are referred to as the “Record Holders” in this discussion. On the Record Date, the Company had outstanding a total of 8,767,345 shares of common stock, and 67,815 shares of Series A Preferred. Each share of common stock will have one vote, and each share of Series A Preferred will have 46.111706 votes per share held, rounded down to the nearest whole share.
     In order to constitute a quorum with respect to each matter to be presented at the Annual Meeting, there must be present, in person or by proxy, a majority of the total votes entitled to be cast by Record Holders of each voting group of shareholders.
     With respect to Proposal 1 regarding the election of Class II directors, the common stock and the Series A Preferred will vote together as a single group. Assuming a quorum, the two candidates receiving a plurality of the votes cast by the Record Holders of the common stock and the Series A Preferred, voting as a single group, will be elected Class II directors. Under plurality voting, assuming a quorum is present, the two candidates receiving the most votes will be elected, regardless of whether they receive a majority of the votes cast. Abstentions and “broker nonvotes” will have no effect on the outcome.
     Votes cast by proxy or in person at the annual meeting will be counted by the person or persons appointed by the Company to act as inspector(s) of election for the meeting. Prior to the meeting, the inspector(s) will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspector(s) will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.
     It is expected that shares beneficially owned by current executive officers and directors of the Company will be voted in favor of the nominees for director that have been recommended by the Board. As of April 23, 2007, shares beneficially owned by executive officers and directors of the Company represented in the aggregate: approximately 40.52% of the outstanding shares of common stock (which includes common stock issuable upon exercise of vested stock options and conversion of the Company’s Series A Preferred and its 10% Senior Convertible Notes); 10.55% of the outstanding shares of common stock excluding shares issuable upon exercise of vested stock options and conversion of the Company’s Series A Preferred and 10% Senior Convertible Notes; and 51.47% of the outstanding shares of the Series A Preferred. At our 2006 Annual Meeting, which was held on August 11, 2006, the shareholders approved a 1-for-10 reverse stock split of our common stock (the “Reverse Split”). Except as otherwise indicated, the share totals in this proxy statement have been adjusted to reflect the Reverse Split which became effective on August 14, 2006.

     Any other proposal not addressed herein but properly presented at the meeting will be approved if a proper quorum is present and the votes cast in favor of it meet the threshold specified by the Company’s Articles, Bylaws and by Georgia law with respect to the type of matter presented. No shareholders have submitted notice of intent to present any proposals at the annual meeting as required by the Company’s Bylaws.
PROPOSAL 1: ELECTION OF DIRECTORS
     The Company currently has seven directors. The Board is divided into three classes of directors, designated as Class I, Class II and Class III. The directors in each class serve staggered three-year terms. Shareholders annually elect directors to serve for the three-year term applicable to the class for which such directors are nominated or until their successors are elected and qualified. At the annual meeting, shareholders will be voting to elect two directors to serve as Class II directors. The terms of Patrick G. Dills and N. Colin Lind, currently serving as Class II directors, will expire at the annual meeting unless they are re-elected.
     The persons named in the proxy intend to vote FOR election of all the nominees named below as directors of the Company, unless otherwise specified in the proxy. Those directors of the Company elected at the annual meeting to be held on June 15, 2007 to serve as Class II directors will each serve a three-year term and until their successors are elected and qualified. Each of the nominees has consented to serve on the Board of Directors if elected. Should any nominee become unable to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the Board of Directors may nominate.
     Set forth below are the name, age and director class of each director nominee and director continuing in office following the annual meeting and the period during which each has served as a director.
The Board’s Nominees for Class II Directors are:

Nominee	Age	Service as Director
Patrick G. Dills (1,2)	53	Since March 2006
N. Colin Lind (3)	51	Since March 2006*
     The Board of Directors of the Company recommends a vote FOR the election of each of the nominees named above for election as director.

Directors Continuing in Office

			Term
Continuing Director	Age	Class	Expires	Service as Director
David A. Cole (2,3)	64	Class III	2008	Since February 2003
Eugene I. Davis (1,2)	52	Class I	2009	Since March 2006
Philip J. Mazzilli, Jr. (1)	66	Class III	2008	Since March 2006
James B. McCurry	58	Class I	2009	Since July 2005
Steven P. Rosenberg (3)	48	Class I	2009	Since March 2006

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

*	Mr. Lind previously served as director from May 2002 to October 2005.
Information about Nominees for Election as Class II Directors whose Terms will Expire at the 2010 Annual Meeting of Shareholders
     Patrick G. Dills is Executive Chairman of the Board of Medical Services Company, a nationwide leader in the delivery of medical products and pharmacy services to the workers compensation and healthcare industries. Prior to joining Medical Services Company in February 2006, Mr. Dills served from 1988 to 2005 in several executive roles at First Health Group Corp. with his last position being Executive Vice President. He was also President of CCN and Health Net Plus, which were wholly owned subsidiaries of First Health Group Corp., from 2001 to 2005 and 2003 to 2005, respectively. First Health Group is a full service managed health care company providing cost management services to large multi-state payors.
     N. Colin Lind has been with Blum Capital Partners L.P. (and its predecessor Richard C. Blum & Associates, Inc.) (“Blum L.P.”), a strategic equity investment firm, since 1986. He is the Managing Partner for Blum L.P., which is responsible for managing approximately $3.7 billion in assets. Mr. Lind is on the Board of Kinetic Concepts, Inc., a leading manufacturer and marketer of therapeutic products and related medical devices.
Information about the Class I Directors
whose Terms will Expire at the 2009 Annual Meeting of Shareholders
     Eugene I. Davis has served as Chairman and Chief Executive Officer of Pirinate Consulting Group (“PGG”) from its founding in 1999. PGG specializes in crisis and turn-around management, liquidation and sales management and merger and acquisition consulting. Since May 2005, Mr. Davis has served as Chief Executive Officer of Golden Northwest Aluminum, Inc., which is an aluminum manufacturing company. From 1998 to 1999, Mr. Davis was the Chief Operating Officer of Total-Tel USA Communications, Inc., an integrated telecommunications provider to small and medium-sized businesses. Prior to joining Total-Tel Communications, for six years Mr. Davis served as a director and in several executive roles, including President and Vice Chairman for Emerson Radio Corp., an international distributor of consumer electronics. Mr. Davis is a member of the board of directors of Delta Air Lines, Inc. and also serves on the board of directors of Knology, Inc., Atlas Air Worldwide Holdings, Inc., American Commercial Lines, Inc., Footstar, Inc., Silicon Graphics, Inc., Ion Media Networks, Inc., Foamex International, Inc., McLeodUSA Incorporated, Haights Cross Communications and Viskase Companies, Inc. From 2001 to 2004, Mr. Davis served in various executive positions including Chairman, Chief Executive Officer and President of RBX Industries, Inc., a manufacturer and distributor of foam products. RBX Industries, Inc. filed a voluntary petition for reorganization under Chapter 11 in March 2004.

     James B. McCurry was elected President and Chief Executive Officer of the Company in July 2005 and Chairman of the Board of Directors in March 2006. Prior to joining the Company in 2005, Mr. McCurry was with FedEx Kinko’s, a wholly-owned subsidiary of FedEx, from March of 2003 to July of 2005, where he was President of the Printing Division. From May 2001 until March 2003, Mr. McCurry was an independent management consultant. From May 2000 until May 2001, Mr. McCurry was Chief Executive Officer of an e-commerce subsidiary of Fleming Companies, Inc., a retail distribution company. For three years prior to joining Fleming, Mr. McCurry was a partner with Bain & Company, an international management consulting firm. Mr. McCurry is a member of the Board of Directors of Interstate Hotels and Resorts, Inc., the nation’s largest independent hotel management company.
     Steven P. Rosenberg is President of SPR Ventures, Inc., a private investment company he founded in 2000. From 1992 to 1997 he was President of the Arrow subsidiary of ConAgra Foods Inc., a packaged food company. He has been a director of Texas Capital Bancshares, Inc., a bank holding company, since 2001.
Information about the Class III Directors
whose Terms will Expire at the 2008 Annual Meeting of Shareholders
     David A. Cole is Chairman Emeritus of the Board of Kurt Salmon Associates, Inc. (“KSA”), an international management consulting firm serving the retail, consumer products and health care industries and has served in that position since 2001. He was appointed president of KSA in 1983, served as its chief executive officer from 1988 through 1998 and served as its chairman from 1988 to 2001. Mr. Cole currently serves as a director of AMB Property Corporation, a global owner and operator of industrial real estate. Mr. Cole also currently serves on the Dean’s Advisory Council of Goizueta Business School at Emory University.
     Philip J. Mazzilli, Jr. is a financial and general business consultant. From 2001 to 2003 he was Executive Vice President and Chief Financial Officer of Equifax Corporation, an international provider of consumer credit information and information database management. From 1999 to 2000 he was Executive Vice President and Chief Financial Officer of Nova Corporation, a payment services company. Since 2004, Mr. Mazzilli has served as a director of Delta Apparel, an apparel manufacturer.
     Messrs. Eugene I. Davis, Patrick G. Dills, N. Colin Lind, Phillip J. Mazzilli, Jr., and Steven P. Rosenberg were initially selected for appointment to the Board by the previous Board in consultation with the Ad Hoc Bondholders’ Committee pursuant to a restructuring support agreement which was entered into with the Ad Hoc Bondholders Committee in furtherance of the Company’s restructuring and exchange offer which closed on March 17, 2006 (the “Restructuring Support Agreement”). As a result of the completion of the restructuring and exchange offer, the terms of the Restructuring Support Agreement are no longer in effect.
     Blum L.P., pursuant to its Investor Rights Agreement with the Company, as amended (the “Investor Rights Agreement”), has the right to name one nominee for election to the Board. This right is currently satisfied by the nomination for election at the annual meeting of Mr. Lind to a three-year term as a Class II director. Also pursuant to the Investor Rights Agreement, Blum L.P has the right to designate an observer to attend the Company’s Board meetings. See “Certain Transactions.”

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD DIRECTOR
Independence
     The Board of Directors has evaluated the independence of each Board member and has determined that the following directors, which constitute a majority of the Board, are independent in accordance with the Nasdaq and SEC rules governing director independence: Messrs. Cole, Davis, Dills, Lind, Mazzilli and Rosenberg.
Meetings of the Board of Directors
and Attendance at the Annual Meeting of Shareholders
     During 2006, there were 10 meetings of the Board of Directors. Each incumbent director attended more than 75 percent of the aggregate of all meetings of the Board of Directors held while he was a director and any committees on which that director served.
     The Board of Directors does not have a policy requiring director attendance at the annual shareholders meeting. However, directors are encouraged to attend. Three directors attended the 2006 Annual Meeting of Shareholders.
Director Compensation
     The following table presents information relating to total compensation of the directors for the fiscal year ended December 31, 2006. Information with respect to the compensation of Mr. McCurry is included below under “Executive Compensation.”

					Change in
					Pension Value
					and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	In Cash	Awards	Awards(1)	Compensation	Earnings	Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
David A. Cole	$94,500	—	253,730	—	—	—	348,230
Gerald E. Daniels(2)	42,000	—	—	—	—	—	42,000
Eugene I. Davis	33,500	—	31,789	—	—	—	65,289
Patrick G. Dills	29,500	—	31,789	—	—	—	61,289
Garth H. Greimann(2)	39,500	—	—	—	—	—	39,500
N. Colin Lind	24,500	—	31,789	—	—	—	56,289
Philip J. Mazzilli, Jr.	37,000	—	31,789	—	—	—	68,789
Thomas S. Robertson(2)	30,000	—	—	—	—	—	30,000
Steven P. Rosenberg	24,500	—	31,789	—	—	—	56,289
Jimmy W. Woodward(2)	44,500	—	—	—	—	—	44,500

(1)	Represents the compensation expense recorded in 2006 computed in accordance with Statements of Financial Accounting Standards No. 123R (“FAS 123R”), “Share-Based Payment.” Additional information about assumptions used in these calculations is available in Note 1(o) to the Company’s Consolidated Financial Statements in the Company’s Form 10-K for the year ended December 31, 2006.

(2)	Resigned as a director effective March 30, 2006.

     Each nonemployee member of the Board is paid a $30,000 annual retainer for their service on the Board and any of its committees. Chairs of each of the Compensation Committee and the Nominating and Corporate Governance Committee are paid a supplemental retainer of $6,000 per year. The Chair of the Audit Committee is paid a supplemental retainer of $12,000 per year. Non-employee Directors also receive an additional $1,500 attendance fee for attendance at Board meetings and the annual meeting of shareholders, and an additional $1,000 attendance fee for attendance at committee meetings of which they are a member. Directors are reimbursed for all out-of-pocket expenses, if any, incurred in attending Board and committee meetings.
     In 2005, the Company entered into a Retainer Agreement with Mr. Cole in connection with his service as non-executive Chairman of the Board. Under the terms of the Retainer Agreement, Mr. Cole received a non-qualified option to purchase 45,000 shares of the common stock of the Company at an exercise price of $31.60 per share, equal to the closing price of the Company’s common stock on the Nasdaq National Market on July 29, 2005, as adjusted to give effect to the reverse stock split effected in August 2006. The terms of Mr. Cole’s option grant are as follows: the time-vesting tranche of his option, representing the right to purchase 15,000 shares was initially scheduled to become exercisable on the earlier of the 2006 annual meeting of shareholders and June 30, 2006, but was accelerated with all of the other out-of-the-money options on December 15, 2005, in order avoid adverse accounting consequences; and the performance-vesting tranche, representing the balance of his option, will be exercisable as follows: (a) Tier 1, representing the right to purchase 10,000 shares will become exercisable at any time after June 30, 2006 (the “2006 Vesting Date”), if the Company attains a specified target common stock trading price for 45 consecutive trading days after the 2006 Vesting Date; (b) Tier 2, representing the right to purchase an additional 10,000 shares will become exercisable at any time after the 2006 Vesting Date, if the Company attains a specified target common stock trading price for 45 consecutive trading days after the 2006 Vesting Date; and (c) Tier 3, representing the right to purchase an additional 10,000 shares, will become exercisable at any time after the earlier of the 2007 annual meeting of shareholders and June 30, 2007 (the “2007 Vesting Date”), if the Company attains a specified target common stock trading price for 45 consecutive trading days after the 2007 Vesting Date. Unless sooner terminated, the option will expire on July 29, 2012. As of the date hereof, none of the target trading prices have been attained and therefore, none of the performance-vesting options have vested. Prior to March 30, 2006, Mr. Cole was also entitled to a supplemental monthly retainer, in addition to the regular retainer paid to the non-employee directors, of $5,000. However, upon the election of Mr. McCurry as Chairman of the Board, payment of the supplementary retainer was ceased. Mr. Cole remains eligible for the annual retainer and attendance fees applicable to the Board and board committees generally.
     In September 2006, the Board established the position of Presiding Director to oversee meetings of the independent members of the Board. The Presiding Director is elected by the independent members of the Board for a one year term. Currently, Patrick G. Dills serves as Presiding Director.
     In addition to cash compensation, the Board may grant nonqualified stock option grants to the nonemployee directors from time to time. On September 21, 2006, options to purchase 29,000 shares of the Company’s common stock were granted to each of the Company’s non-employee directors. All of these options have an exercise price of $6.29, the fair market value of the Company’s common stock on the date of grant, and vest in three equal installments on March 30, 2007, 2008 and 2009. These options expire in 2013.

Audit Committee
     The Company’s Audit Committee consists of three independent directors: Messrs. Davis, Dills and Mazzilli. Mr. Mazzilli currently serves as Chairman of the Audit Committee, and the Board has determined that Mr. Mazzilli is an “audit committee financial expert,” as such term is defined in Item 407(d) of SEC Regulation S-K. The Board of Directors has determined that the current Audit Committee members satisfy the independence criteria included in the current listing standards established by the NASD for companies listed on the Nasdaq Global Market and by the SEC for audit committee membership. The Audit Committee met seven times in 2006. The Audit Committee has sole authority to retain the Company’s independent auditors and reviews the scope of the Company’s annual audit and the services to be performed for the Company in connection therewith. The Audit Committee also formulates and reviews various Company policies, including those relating to accounting practices and the internal control structure of the Company, and the Company’s procedures for receiving and investigating reports of alleged violations of the Company’s policies and applicable regulations by the Company’s directors, officers and employees. The Audit Committee also reviews and approves any related party transactions. The Board has adopted a written Audit Committee Charter which is available at the Company’s website address: www.prgx.com or upon written request to the Secretary of the Company at 600 Galleria Parkway, Suite 100, Atlanta, GA 30339. See “Report of the Audit Committee.”
     Audit Committee Pre-Approval Policies and Procedures. Each engagement of the Company’s principal accountants for audit and non-audit related services and its associated projected fees is approved by the Audit Committee in advance of such engagement.
Compensation Committee
     The Company’s Compensation Committee consists of three independent directors: Messrs. Cole, Davis and Dills. Mr. Davis is Chairman of the Compensation Committee. The Board of Directors has determined that each of the Compensation Committee members is independent based on the current listing standards established by the NASD for companies listed on the Nasdaq Global Market. The Compensation Committee held six meetings in 2006. The Compensation Committee determines the compensation of the executive officers of the Company. The Compensation Committee also administers the Company’s benefit plans, including the Stock Incentive Plan, the Performance Bonus Plan, and the 2006 Management Incentive Plan and makes recommendations to the Nominating and Corporate Governance Committee regarding director compensation. All rights to determine awards of stock-based compensation to individuals who file reports pursuant to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) are determined by the Compensation Committee, each member of which is a “nonemployee” director, as such term is defined in Rule 16b-3 promulgated pursuant to the Exchange Act and is an “outside” director, as such term is defined in the regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The Compensation Committee’s charter requires that all members of the Committee shall be independent from the Company and that at least two members shall satisfy the definition of “nonemployee” director described above. The Compensation Committee Charter is available at the Company’s website address: www.prgx.com and upon written request to the Secretary at 600 Galleria Parkway, Suite 100, Atlanta, GA 30339. For information regarding determination of the Company’s 2006 executive compensation, see “Compensation Discussion and Analysis.”
Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee (“NCG Committee”) consists of three independent directors: Messrs. Cole, Lind and Rosenberg. The Board of Directors has determined that each of the NCG Committee members is independent based on the listing standards established by the NASD for companies listed on the Nasdaq Global Market. Mr. Cole serves as Chairman of the NCG Committee. The NCG Committee met one time in 2006. The Nominating and Corporate Governance Committee has the responsibility to consider and recommend nominees for the Board of Directors and its committees, to oversee review and assessment of the performance of the Board, set Board compensation, and monitor and recommend governance principles and guidelines for adoption by the Board.
     Since February 2003, the NCG Committee has been delegated the responsibility for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills, expertise and experience needed on the Board, the independence, expertise, experience, skills and performance of the current membership of the Board, and the willingness of Board members whose terms are expiring to be re-nominated, the NCG Committee recommends to the Board whether those directors should be re-nominated.
     In preparation for the Annual Meeting, the NCG Committee considers whether the Board would benefit from adding a new member, and if so, the skills, expertise and experience to be sought with the new member. If the Board determines that a new member would be beneficial, the NCG Committee sets the qualifications for the position and conducts a search to identify qualified candidates. Such search may utilize the services of an executive search firm that would receive a fee for its services. The NCG Committee (or its Chairman) screens the available information about the potential candidates. Based on the results of the initial screening, interviews with the viable candidates are scheduled with NCG Committee members, other members of the Board and senior members of management. Upon completion of these interviews and other due diligence, the NCG Committee may recommend to the Board the election or nomination of a candidate. All potential candidates, regardless of whether they are developed through the executive search firm or otherwise, are reviewed and evaluated under the same process.
     When an executive search firm is engaged, using the desired qualifications identified by the NCG Committee, the search firm performs research to identify and qualify potential candidates, contacts such qualified candidates to ascertain their interest in serving on the Company’s board, collects resumes and other data about the interested candidates and recommends candidates for further consideration by the NCG Committee.
     The NCG Committee has no set minimum criteria for selecting Board nominees, although its preference is that a substantial majority of all non-executive directors possess the qualifications of independence that satisfy the listing standards established by the NASD for companies listed on the Nasdaq Global Market; significant leadership experience at the corporate level in substantial and successful organizations; relevant, but non-competitive, business experience; the ability and commitment to devote the time required to fully participate in Board and committee activities; strong communication and analytical skills; and a personality that indicates an ability to work effectively with the other members of the Board and management. In any given search, the NCG Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of the Board with the perceived needs of the Company. The NCG Committee believes that it is necessary for at least one independent Board member to possess significant operational experience, and at least one with financial expertise. However, during any search the NCG Committee reserves the right to modify its stated search criteria for exceptional candidates.
     The NCG Committee will also consider nominating candidates recommended by shareholders. Such recommendations will only be considered by the NCG Committee if they are submitted to the NCG Committee in accordance with the requirements of the Company’s Bylaws and accompanied by all the information that is required to be disclosed in connection with the solicitation of proxies for election of director nominees pursuant to Regulation 14A under the Exchange Act, including the candidate’s written consent to serve as director, if nominated and elected. To be considered by the NCG Committee, shareholder recommendations for director nominees to be elected at the 2008 Annual Meeting of Shareholders, together with the requisite consent to serve and proxy disclosure information in written form, must be received by Victor A. Allums, Secretary, at the offices of the Company at 600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339, no earlier than January 10, 2008 and no later than February 9, 2008.
     As of April 30, 2007, the Company had not received any shareholder recommendations of director candidates for election at the 2007 Annual Meeting.
     The NCG Committee is a standing committee of the Board and its charter is available at the Company’s website address: www.prgx.com or upon written request to the Secretary of the Company at 600 Galleria Parkway, Suite 100, Atlanta, GA 30339.
Shareholder Communications to the Board of Directors
     In addition to recommendations for director nominees, the Board of Directors welcomes hearing from shareholders regarding the management, performance and prospects for the Company. To facilitate complete and accurate transmittal of shareholder communications to the directors, it is requested that all shareholder communication to the Board or any of its members be made in writing and addressed to the Company’s Secretary, Victor A. Allums, at PRG-Schultz International, Inc., 600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339. It is also helpful if the communication specifies whether it is directed to one or more individual directors, all the members of a Board committee, the independent members of the Board, or all members of the Board and the address to which any reply should be addressed. On receipt, Mr. Allums will forward the communication to the director(s) to whom it is addressed as specified by the shareholder. If the shareholder does not specify which directors should receive the communication, Mr. Allums will distribute the communication to all directors.

REPORT OF THE AUDIT COMMITTEE
     The purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions. The Board has adopted a written Audit Committee Charter that sets out the organization, purpose, duties and responsibilities of the Audit Committee.
     Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The Company’s independent accountants are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting.
     In fulfilling its oversight responsibilities with respect to the year ended December 31, 2006, the Audit Committee:
•	reviewed and discussed the consolidated financial statements of the Company set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 with management of the Company and BDO Seidman, LLP, independent public accountants for the Company;

•	discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as modified and supplemented to date;

•	received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as modified and supplemented to date, and discussed with BDO Seidman, LLP its independence from the Company; and

•	based on the review and discussions with management of the Company and BDO Seidman, LLP referred to above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
AUDIT COMMITTEE
Philip J. Mazzilli, Jr., Chairman
Eugene I. Davis
Patrick G. Dills
     Notwithstanding anything to the contrary which is or may be set forth in any of the Company’s filings under the Securities Act of 1933 or the Exchange Act that might incorporate Company filings, including this proxy statement, in whole or in part, the preceding Report of the Audit Committee shall not be incorporated by reference into any such filings.

COMPENSATION DISCUSSION AND ANALYSIS
     As discussed above under “Information About the Board of Directors and Committees of the Board of Directors,” the Compensation Committee of the Board of Directors has the overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company. The Compensation Committee approves the compensation of each of the Company’s named executive officers as well as other “key officers” of the Company (which is defined in the Compensation Committee’s charter to include those officers that directly report to the Chief Executive Officer) and recommends the compensation of directors for approval by the Nominating and Corporate Governance Committee of the Board of Directors. The Compensation Committee consists of three members who are “independent” directors under the Company’s corporate governance guidelines and the rules of The Nasdaq Stock Market LLC.
Compensation Philosophy
     The Company strives to establish compensation practices which attract, retain and reward its key officers, and strengthen the mutuality of interests between its key officers and the Company’s shareholders. The Company believes that the most effective executive compensation program is one that is conservative, but competitive, and which aligns long-term compensation to the creation of shareholder value.
     In the latter half of 2005 and into 2006, following the arrival of the Company’s new Chief Executive Officer in July 2005, the Company undertook a significant financial and operational restructuring with the objective of improving the Company’s operating results and strengthening the Company’s financial condition. During this same time period, there was significant turnover among the members of the Company’s senior management team, resulting in the hiring of a new Chief Financial Officer and several other executive officers. In addition, several members of the Board of Directors were replaced at the conclusion of the financial restructuring, including all of the members of the Compensation Committee. The primary compensation initiatives that resulted from the Company’s financial restructuring were the creation of the Management Incentive Plan (an equity-based incentive plan) (the “MIP”) and the Performance Bonus Plan (a cash incentive bonus plan) to create incentives for the Company’s key officers, including the named executive officers, to improve the Company’s operating results in 2006 and beyond. The terms of the Restructuring Support Agreement entered into with certain of the Company’s bondholders contemplated that the Company would adopt a new Management Incentive Plan as part of the financial restructuring. The Management Incentive Plan was approved by the Company’s shareholders at the 2006 Annual Meeting of Shareholders which was held in August 2006. Both of these plans are discussed in more detail below.
Elements of the Company’s Compensation Program
     The Company’s compensation program for its key officers is designed to provide the Company’s key officers with a combination of cash (guaranteed and incentive-based) and equity-based compensation to align the officers’ interests with the Company’s shareholders. During 2006, the Company’s executive compensation program primarily consisted of the following elements:
•	base salary;

•	cash bonuses; and

•	grants of performance units.
     The Compensation Committee has not established a policy for allocating between the different forms of compensation. Instead, the Compensation Committee strives to achieve an appropriate mix between the different forms of compensation in order to (i) motivate the named executive officers to deliver superior performance in the short-term by providing competitive base salaries and annual incentive cash bonuses, (ii) align the interests of the named executive officers with the long-term interests of the shareholders through the grant of equity-based compensation, which took the form of MIP performance units in 2006, and (iii) provide an overall compensation package that promotes executive recruitment and retention.
Process for Establishing Executive Compensation
     The Company has entered into employment agreements with all of the named executive officers which form the primary basis for each of these officers’ compensation. While each of these officers’ employment agreements contains substantially the same elements of compensation, the individual terms of the agreements were established through arms’ length negotiations.
     In 2005, the compensation package of James B. McCurry, the Company’s President and Chief Executive Officer, was established through arms’ length negotiation in a process that was led by the specially appointed Search Committee of the Board of Directors, with input from members of both the Nominating and Corporate Governance Committee and the Compensation Committee. The independent directors participating in this process considered a number of factors in negotiating Mr. McCurry’s compensation package, including the level of compensation he was then receiving from his former employer, the unique challenges facing the Company at that time, including those inherent in any CEO succession, and Mr. McCurry’s unique skills and qualifications to lead the Company through a critical time. In addition, the Compensation Committee engaged Mercer Human Resource Consultants, an outside compensation consultant, to provide advice regarding the appropriate level of compensation for Mr. McCurry in 2005. Based upon the information supplied by the compensation consultant, Mr. McCurry’s 2005 base salary was set at slightly above the 50th percentile of base salaries of CEOs in companies of comparable size, and his bonus amount was set at the 70th percentile of bonuses for CEOs in companies of comparable size. Mr. McCurry’s bonus was pegged to a higher percentile in order to overweight the performance-based portion of Mr. McCurry’s cash compensation. In connection with the negotiation of Mr. McCurry’s employment agreement, the Compensation Committee decided to eliminate the practice of providing the Chief Executive Officer and other executive officers with certain perquisites that had historically been provided to the Company’s executive officers prior to Mr. McCurry’s arrival.
     Given the significant amount of attention that was devoted to the financial and operational restructuring in the first half of 2006 and the fact that Mr. McCurry was hired in the middle of 2005, no review of Mr. McCurry’s performance was conducted during 2006.
     The Chief Executive Officer annually reviews the performance of each of the other named executive officers and makes recommendations to the Compensation Committee regarding compensation for the other named executive officers. Based upon the recommendations made by the Chief Executive Officer, the Compensation Committee then determines the amount of compensation for the other named executive officers for the upcoming year. With respect to these other officers, the Compensation Committee and Mr. McCurry consider multiple factors in establishing the terms of their executive compensation packages including survey data regarding the compensation of other comparable executive officers at comparable companies, the level of compensation each executive had most recently earned and the skills and previous relevant experience of each executive.
     At the time of the hiring of Mr. McCurry, the Search Committee was also searching for a Chief Financial Officer candidate. Accordingly, in connection with the negotiation of Mr. Limeri’s employment agreement in late 2005, the Compensation Committee utilized similar data provided by the compensation consultant used in Mr. McCurry’s hiring. In connection with the hiring of Mr. White in June 2006, in order to ensure that his compensation was properly benchmarked, the Compensation Committee reviewed survey data from the Economic Research Institute which provides geographic-specific survey data derived from 14,000 U.S. publicly-traded corporations’ proxy statements, annual and other reports filed with the SEC (1994 to present), loan and employment applicant earnings verifications and digitized public records. The Compensation Committee established parameters for Mr. White’s compensation based upon benchmarks for the business services industry by surveying companies with $250-$500 million in revenue and targeting the 60th percentile of the survey data. With respect to the other named executive officers, Messrs. Roos and Robinson, their compensation packages were primarily established prior to the arrival of Mr. McCurry; however, annual adjustments to their compensation packages are established as set forth in the preceding paragraph.
Base Salary
     The annual base salary component of the Company’s executive compensation program provides each named executive officer with a fixed minimum amount of annual cash compensation. Salaries for the Company’s named executive officers are generally determined through their employment agreements, subject to annual review and adjustment by the Compensation Committee. Since the Company was conducting a financial restructuring in late 2005, the Compensation Committee decided not to award to any named executive officer that was employed at the end of 2005 with any increase in base salary for 2006.
     The following table sets forth the 2006 base salaries paid by the Company to each of our named executive officers:

James B. McCurry	$500,000
Peter Limeri	$220,000
Bradley T. Roos	$323,000
Larry Robinson	$371,561
N. Lee White	$168,750	*
James E. Moylan, Jr. (former CFO)	$60,189	**

*	Mr. White joined the Company in June 2006.

**	Mr. Moylan resigned from the Company in February 2006.
Cash Bonus
   2006 Performance Bonus Plan
     The Company provided cash bonus awards to certain of its senior employees, including all of the named executive officers, through the 2006 Performance Bonus Plan. The 2006 Performance Bonus Plan was an annual cash incentive program designed to recognize and reward employees who make significant contributions towards achieving the Company’s annual business plan.
     Cash bonuses awarded under the 2006 Performance Bonus Plan were contingent upon the Company’s operating results and the achievement of certain financial performance objectives. Under the terms of the 2006 Performance Bonus Plan, no bonuses were to be earned under the plan until the Company’s consolidated 2006 EBITDA before certain restructuring and other charges (adjusted “EBITDA”) reached a specified “target” level. If the threshold level of adjusted EBITDA was achieved, then all adjusted EBITDA above the threshold was to be allocated to a target bonus pool not to exceed the amount equal to the aggregate target bonuses for all participants. If consolidated 2006 adjusted EBITDA exceeded the specified minimum level, plus the aggregate target bonuses for all participants, then 50% of such excess was to be allocated to another bonus pool up to a specified maximum amount, and such additional bonus pool was to be paid out to plan participants in amounts not to exceed the difference between such participant’s “maximum” bonus and “target” bonus amounts. Each of the named executive officers was eligible to participate in the 2006 Performance Bonus Plan. The bonus amounts payable upon the achievement of the annual “target” adjusted EBITDA goal and the annual “maximum” adjusted EBITDA goal in 2006 are set forth as percentage of base salary in each named executive officer’s employment agreement.
     The annual “target” and “maximum” adjusted EBITDA goals under the 2006 Performance Bonus Plan were established by the Compensation Committee in January 2006. Since it is the primary measure used by the Company to measure and manage its operating performance, the Compensation Committee and the Chief Executive Officer believed that adjusted EBITDA was the most appropriate Company financial measure to which bonus payments under the plan should be linked. The Compensation Committee developed the “target” adjusted EBITDA and the “maximum” adjusted EBITDA goals based upon estimates of the Company’s future financial performance if the Company executed on the strategies instituted during its financial restructuring and produced material improvements in operating results. In setting these targets, the improvement in operating results required to reach the “maximum” adjusted EBITDA goal in 2006 was significantly in excess of 2005 operating results and was dependent upon the successful implementation of the financial restructuring. The “target” and “maximum” adjusted EBITDA goals contained in the 2006 Performance Bonus Plan were established by the Compensation Committee after the Company has undertaken its annual financial planning and budgeting process. In 2007, the Compensation Committee has again used adjusted EBITDA as the financial performance measure for the 2007 Performance Bonus Plan. In order to meet the “target” adjusted EBITDA goal in 2007, the Company will need to achieve the adjusted EBITDA reflected in the Company’s operating budget as approved by the Board of Directors, which budget calls for adjusted EBITDA results substantially greater than the 2006 operating budget and also greater than actual 2006 adjusted EBITDA results. Achievement of the “maximum” adjusted EBITDA goal will require that the Company’s financial results for 2007 significantly exceed the Company’s 2007 operating budget as approved by the Board of Directors.
     Mr. McCurry was eligible under his employment agreement to earn an annual performance bonus under the 2006 Performance Bonus Plan as follows: (i) upon the achievement of the annual “target” adjusted EBITDA goal, a bonus equal to 70% of his base salary and (ii) upon the achievement of the annual “maximum” adjusted EBITDA goal, a bonus equal to 140% of his base salary. If the Company’s performance fell between the “target” and “maximum” adjusted EBITDA goals, Mr. McCurry was to receive an amount between 70% and 140% of his base salary, according to a formula established by the Compensation Committee.
     Mr. Robinson was eligible under his employment agreement to earn an annual performance bonus under the 2006 Performance Bonus Plan as follows: (i) upon the achievement of the annual “target” adjusted EBITDA goal, a bonus equal to 45% of his base salary and (ii) upon the achievement of the annual “maximum” adjusted EBITDA goal, a bonus equal to 85% of his base salary. If the Company’s performance fell between the “target” and “maximum” adjusted EBITDA goals, Mr. Robinson was to receive an amount between 45% and 85% of his salary, according to a formula established by the Compensation Committee.
     Mr. Limeri and Mr. Roos were eligible under their employment agreements to earn an annual performance bonus under the 2006 Performance Bonus Plan as follows: (i) upon the achievement of the annual “target” adjusted EBITDA goal, a bonus equal to 40% of their respective base salaries and (ii) upon the achievement of the annual “maximum” adjusted EBITDA goal, a bonus equal to 80% of their respective base salaries. If the Company’s performance fell between the “target” and “maximum” adjusted EBITDA goals, each of them was to receive an amount between 40% and 80% of their respective base salaries, according to a formula established by the Compensation Committee.
     Since the Company achieved its annual “maximum” adjusted EBITDA performance goal for 2006, each of the following named executive officers earned the following “maximum” bonus amounts which were paid in the first quarter of 2007:

James B. McCurry	$700,000
Peter Limeri	$176,000
Bradley T. Roos	$258,400
Larry Robinson	$300,501
     Since Mr. White joined the Company in June 2006, his employment agreement was structured so that he was entitled under to receive a bonus equal to 40% of his base salary prorated based upon the number of days actually employed during fiscal year 2006. In order to bring the bonus paid to Mr. White for 2006 in line with the other named executive officers for 2006, the Compensation Committee elected in February 2007 to award Mr. White with an additional bonus of $69,808 which resulted in Mr. White receiving a bonus equal to 80% of his base salary prorated based upon the number of days Mr. White was actually employed during fiscal year 2006, or a total bonus of $139,616.
     In addition to the named executive officers, approximately 110 current U.S. and international employees were eligible for participation in the 2006 Performance Bonus Plan. The Company paid approximately $6,819,276 in cash bonuses to a total of 95 employees for the Company’s achievement of the annual “maximum” adjusted EBITDA performance goal.
Long-Term Incentive Compensation
  Issuance of Stock Options and Restricted Stock
     In order to align the interests of the Company’s named executive officers and other key management personnel responsible for the growth of the Company with the interests of the Company’s shareholders, the Company has established the Stock Incentive Plan, which provides for equity-based awards. Because the Company does not maintain any qualified defined benefit retirement program, the Stock Incentive Plan also provides grantees with the opportunity to accumulate additional wealth to be used for retirement needs. In 2006, the Company did not issue any stock options or restricted stock to the named executive officers or other employees under the Stock Incentive Plan. It is the Company’s practice to grant options with an exercise price equal to the closing price of the Company’s common stock on the date of grant. Although the Compensation Committee is considering the adoption of a long term incentive program whereby equity (for instance, options or restricted stock) will be granted annually to designated personnel, no formal action to adopt such a program has yet been taken.
     On September 29, 2006, the Company entered into an Option Termination Agreement with Mr. McCurry. Under this agreement, Mr. McCurry voluntarily surrendered for cancellation his option to purchase 200,000 shares of Company common stock, after giving effect to the Company’s 1-for-10 reverse stock split effected on August 14, 2006, which option was granted on July 29, 2005, as part of his initial employment package. The cancellation of such option accelerated the share-based compensation expense that otherwise would have been recorded in future periods under Statement of Financial Accounting Standards No. 123R, resulting in the aggregate acceleration of approximately $1.7 million in the Company’s share-based compensation expense. Mr. McCurry did not request or receive any payment or compensation from the Company in connection with the cancellation. The cancelled option had an exercise price of

$31.60 per share, but the remaining unvested portion of the option (150,000 shares) would have vested only upon the achievement (and maintenance for 45 consecutive trading days) of closing market prices of the Company’s common stock ranging from $45 to $80 per share.
 Issuance of Performance Units under Management Incentive Plan
     In 2006, as contemplated by its financial restructuring, the Company modified its long-term incentive program for key employees to include a performance share component to complement stock option and restricted stock awards. This new component of the Company’s long term incentive program, the MIP, contains the material terms that were delineated for such plan in the Restructuring Support Agreement that the Company entered into with certain of its bondholders as part of the financial restructuring. The MIP was approved by the independent members of the Board of Directors and the Compensation Committee, subject to the approval of the Company’s shareholders. In August 2006, the Company’s shareholders approved the adoption of the MIP. Under the MIP, the Compensation Committee may award “performance units.” All key employees are eligible for participation in the MIP. The Compensation Committee has sole discretion to designate which employees are “key employees” for this purpose. In September 2006, the Compensation Committee granted performance units to the Chief Executive Officer and his direct reports, all of whom are executive officers.
     Each performance unit entitles the holder after the vesting of such performance unit to receive on the “payment date” the “fair market value” of one share of the Company’s common stock on the payment date, subject to applicable tax withholding. The “payment dates” are established by each participant’s performance unit agreement. “Fair market value” is generally defined as the average closing price of the Company’s common stock for a 30-day trading period prior to the payment date, unless the Compensation Committee determines otherwise. Payments for vested performance units on the payment date are to be made 40% in cash and 60% in shares of common stock of the Company, except that all payments will be made in cash to the extent that there is not sufficient authorized common stock available for issuance.
     At the time of the adoption of the MIP in 2006, 40% of the Performance Units available for issuance were reserved for issuance to the Chief Executive Officer. Under the terms of Mr. White’s employment agreement, the Company agreed to use its best efforts to ensure that Mr. White participated in the MIP at a level no less than the participation level of the members of the Company’s executive committee, and the agreement contemplated that Mr. White would receive grants under the MIP of 12.5% of the common stock reserved for issuance under the plan. With respect to the other named executive officers listed below, the Compensation Committee determined the amount of performance units to be awarded based upon the recommendation of the Chief Executive Officer.
     On September 29, 2006, the Compensation Committee approved the following awards of performance units to the following named executive officers:

James B. McCurry	295,048 performance units
Peter Limeri	73,762 performance units
Bradley T. Roos	55,322 performance units
Larry Robinson	55,322 performance units
N. Lee White	92,203 performance units
     One half of the total number of performance units vested upon the grant of such performance units on September 29, 2006, and one half will vest in installments, equaling 1/36th of the total number of performance units granted beginning October 17, 2006 and continuing on the 17th day of each succeeding month such that the performance units will be fully vested in March 2008. In addition, performance units will automatically vest upon a change of control as defined under the MIP. Performance units for each named executive officer other than Mr. White are held in a deferred compensation account which is initially payable on April 30, 2011, subject to further deferral under the terms of the MIP to a date no later than April 30, 2016. Mr. White’s performance units are held in a deferred compensation account which is initially payable 25% on April 30, 2008 and 75% on April 30, 2011.
     Until payout, the performance units are subject to anti-dilution adjustment for certain corporate events and conversions of the Company’s Series A Preferred and 10% Senior Convertible Notes up to a certain amount. As of December 31, 2006, the maximum number of performance units issuable under the MIP was 2,285,159, which is equal to 10% of the sum of (i) the number of shares of common stock outstanding on March 17, 2006, (ii) the number of shares of common stock issued or issuable upon conversions of the Company’s Series A Preferred and 10% Senior Convertible Notes, (iii) the number of performance shares outstanding under the plan, and (iv) the number of performance units that have been paid out.
401(k) Plan
     The Company currently sponsors a 401(k) plan for all of its eligible employees. This plan (the “401(k) Plan”) is a tax-qualified retirement plan designed to meet the requirements of Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. Under the 401(k) Plan, participants may elect to make pre-tax savings deferrals of from 1 percent to 25 percent of their compensation each year, subject to annual limits on such deferrals (e.g., $15,000 in 2006) imposed by the Code. The Company may also in its discretion, on an annual basis, make a matching contribution with respect to a participant’s elective deferrals and/or may make additional Company contributions. The only form of benefit payment under the 401(k) Plan is a single lump-sum payment equal to the vested balance in the participant’s account. Under the 401(k) Plan, the vested portion of a participant’s accrued benefit is payable upon such employee’s termination of employment, attainment of age 59 1/2, retirement, total and permanent disability or death. Participants may also make in-service withdrawals from their pre-tax contributions under the plan for certain specified instances of hardship.
Perquisites
     The Company provides its named executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program. The Company currently only provides perquisites to Mr. Roos and Mr. Robinson, who are working outside of the United States. The perquisites made available to Mr. Roos and Mr. Robinson include an auto allowance, life insurance, disability insurance, education assistance, housing assistance, home leave travel, storage of household goods and tax preparation expenses. In addition, Mr. Robinson receives a tax gross-up to reimburse him for certain tax liabilities as a result of the receipt of these perquisites. Prior to Mr. Moylan’s resignation in February 2006, the Company provided Mr. Moylan with an auto allowance and paid for a club membership.
Income Deduction Limitations
     Section 162(m) of the Code generally sets a limit of $1 million on the amount of compensation that the Company may deduct for federal income tax purposes in any given year with respect to the compensation of each of the named executive officers. However, certain “performance-based” compensation that complies with the requirements of Section 162(m) is not included in the calculation of the $1 million cap. The Compensation Committee has historically had a general policy of structuring performance-based compensation arrangements for its executive officers whose compensation might exceed the $1 million cap in a way that will satisfy Section 162(m)’s conditions for deductibility, to the extent feasible and after taking into account all relevant considerations. However, it is also true that the Company needs flexibility to pursue its incentive and retention objectives, even if this means that a portion of executive compensation may not be deductible by the Company. Accordingly, the Compensation Committee has from time to time approved elements of compensation for certain officers that are not fully deductible, and may do so in the future under appropriate circumstances.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management and, based on such review and discussion, the Compensation Committee recommends to the Board of Directors that it be included in this Proxy Statement.
COMPENSATION COMMITTEE
Eugene I. Davis, Chairman
David A. Cole
Patrick G. Dills
     Notwithstanding anything to the contrary which is or may be set forth in any of the Company’s filings under the Securities Act of 1933 or the Exchange Act that might incorporate Company filings, including this proxy statement, in whole or in part, the preceding Compensation Committee Report shall not be incorporated by reference into any such filings.

EXECUTIVE COMPENSATION
     The following table sets forth the compensation paid or accrued by the Company to the Chief Executive Officer, the Chief Financial Officer and the other three most highly paid executive officers of the Company in 2006, as well as James E. Moylan, Jr., the Company’s former Chief Financial Officer (collectively, the “named executive officers”).
Summary Compensation Table

				Stock	Option	Non-Equity Incentive	All Other
Name and	Year	Salary	Bonus	Awards	Awards	Plan Compensation	Compensation	Total
Principal Position		($)	($)	($) (2)	($)(3)	($) (4)	($)	($)
James B. McCurry Chairman, President and Chief Executive Officer (1)	2006	$500,000	—	$1,489,067	$2,567,623 (1)	$700,000	—	$5,256,690 (1)

Peter Limeri Chief Financial Officer (5)	2006	220,000	—	372,267	28,332	176,000	—	796,599

Bradley T. Roos Executive Vice President and President – Europe (6)	2006	323,000	—	320,455	—	258,400	368,655	1,179,510

Larry Robinson Senior Vice President Asia Pacific, Latin America and Canada (7)	2006	371,561	—	279,203	—	300,501	38,880	990,145

N. Lee White Executive Vice President – U.S.(8)	2006	168,750	69,808	465,336	—	69,808	4,981	778,683

James E. Moylan, Jr. Former Executive Vice President – Finance, Chief Financial Officer and Treasurer (9)	2006	60,189	—	—	—	—	363,910	424,099

(1)	Mr. McCurry’s reported Option Awards compensation relates entirely to an inducement option award granted in connection with his joining the Company in 2005. During 2006, Mr. McCurry voluntarily surrendered for cancellation his option to purchase all shares under the grant, thus causing an acceleration of the related compensation expense. This compensation expense was based on a Black-Scholes calculation of the expected value of the option at the time of its grant. Because of the cancellation of the option, Mr. McCurry has not and will not realize any actual value from the option grant.

(2)	Stock Awards compensation reported for all named executive officers except for Mr. Roos relates entirely to awards of Performance Units granted pursuant to the Company’s 2006 Management Incentive Plan. See “Compensation Discussion and Analysis – Long-Term Incentive Compensation – Issuance of Performance Units under Management Incentive Plan” for a description of such plan. Mr. Roos’ Stock Awards compensation also includes $41,252 related to a restricted stock award granted in 2005. Represents the compensation expense recorded in 2006 computed in accordance with Statements of Financial Accounting Standards No. 123R (“FAS 123R”), “Share-Based Payment.” Additional information about assumptions used in these calculations is available in Note 1(o) to the Company’s Consolidated Financial Statements in the Company’s Form 10-K for the year ended December 31, 2006.

(3)	Represents the compensation expense recorded in 2006 computed in accordance with Statements of Financial Accounting Standards No. 123R (“FAS 123R”), “Share-Based Payment.” Additional information about assumptions used in these calculations is available in Note 1(o) to the Company’s Consolidated Financial Statements in the Company’s Form 10-K for the year ended December 31, 2006.

(4)	Non-Equity Incentive Plan Compensation reported for all named executive officers consists of compensation earned pursuant to the Company’s January 2006 Performance Bonus Plan; all of which was paid in March 2007. See “Compensation Discussion and Analysis – Cash Bonus” for a description of the bonus plan.

(5)	Mr. Limeri’s reported Option Awards compensation relates entirely to an inducement option award granted in connection with his joining the Company in 2005.

(6)	Mr. Roos’ reported Other Compensation includes education assistance and housing assistance of $69,030 and $297,875, respectively. It also includes a $1,750 matching contribution under the Company’s 401(k) Plan. Amounts paid for education assistance and housing assistance are paid in the British Pound. For purposes of this Proxy Statement, such amounts have been converted to the U.S. Dollar using the average of all daily exchange rates for the British Pound to the U.S. Dollar for 2006 (approximately US$1.84 per British Pound).

(7)	Mr. Robinson’s reported Other Compensation includes life and health insurance related supplements of $22,941 and an auto allowance of $15,939. Mr. Robinson’s salary and bonus are paid in the Canadian Dollar. For purposes of this Proxy Statement, such amounts have been converted to the U.S. Dollar using the average of all daily exchange rates for the Canadian Dollar to the U.S. Dollar for 2006 (approximately US$0.858 per Candian Dollar).

(8)	Mr. White’s reported Bonus represents a discretionary bonus which was paid in March 2007. His reported Other Compensation relates to a reimbursement for professional services incurred in connection with his employment.

(9)	Mr. Moylan left the Company in February 2006. Mr. Moylan’s reported Other Compensation represents $360,577 of severance due to him pursuant to his separation agreement which is being paid in 25 equal bi-weekly installments, which commenced in March 2006 and an auto allowance of $3,333 paid for the period of 2006 in which Mr. Moylan was employed by the Company. See “Moylan Separation Agreement” below for more information on Mr. Moylan’s severance arrangement.
Employment Agreements
     The Company has entered into employment agreements with all of its current named executive officers with the terms and conditions described below.
     James B. McCurry. The Company and Mr. McCurry entered into an employment agreement with an effective date of July 25, 2005, as amended on December 8, 2005. Under the terms of the agreement, Mr. McCurry will serve as President and Chief Executive Officer of the Company. The Company’s Board of Directors is obligated to nominate him to the Board. Subject to shareholder elections, he will serve on the Board through the term of his employment, with no additional compensation for services as a director. Mr. McCurry’s annual salary is $500,000 per year. The Compensation Committee may increase his salary, but may not decrease his salary unless the Company institutes a salary reduction generally applicable to senior executives of the Company. For fiscal year 2006 and thereafter, Mr. McCurry will be eligible to earn an annual performance bonus as follows: upon the achievement of annual “target” performance goals, established by the Compensation Committee, a bonus equal to 70% of his salary, upon the achievement of annual “maximum” performance goals, established by the Compensation Committee, a bonus equal to 140% of base salary. If the Company’s performance falls between the “target” and “maximum” performance goals, he will receive an amount between 70% and 140% of his salary, according to a formula established by the Compensation Committee. Mr. McCurry is eligible to participate in the Company’s standard benefits package, on the same basis as other senior executives of the Company. Mr. McCurry will be entitled to four weeks of paid vacation per year. The agreement expires on July 25, 2008, subject to automatic renewal for a one-year term unless either party has given the other 30 days’ written notice.
     Peter Limeri. The Company and Mr. Limeri entered into an employment agreement with an effective date of November 7, 2005. The employment agreement with Mr. Limeri provides for him to serve as Chief Restructuring Officer of the Company at an annual salary of $220,000. The Compensation Committee may increase his salary, but may not decrease his salary unless the Company institutes a salary reduction generally applicable to senior executives of the Company. Under the terms of the agreement, Mr. Limeri has also been appointed Executive Vice President—Finance, Chief Financial Officer and Treasurer of the Company. For fiscal year 2006 and thereafter, Mr. Limeri will be eligible to earn an annual performance bonus as follows: upon the achievement of annual “target” performance goals, established by the Compensation Committee, a bonus equal to 40% of his salary, upon the achievement of annual “maximum” performance goals, established by the Compensation Committee, a bonus equal to 80% of base salary. If the Company’s performance falls between the “target” and “maximum” performance goals, he will receive an amount between 40% and 80% of his salary, according to a formula established by the Compensation Committee. Also under the employment agreement, Mr. Limeri was also awarded options to purchase 50,000 shares of the Company’s common stock. Mr. Limeri is eligible to participate in the Company’s standard benefits package, on the same basis as other senior executives of the Company. Mr. Limeri will be entitled to four weeks of paid vacation per year. The agreement expires on November 7, 2007, subject to two additional one-year extensions on each of November 7, 2007 and November 7, 2008.
     N. Lee White. The Company and Mr. White entered into an employment agreement with an effective date of June 19, 2006. The employment agreement with Mr. White provides for him to serve as Executive Vice President, U.S. of the Company at an annual salary of $325,000. The Compensation Committee may increase his salary, but may not decrease his salary unless the Company institutes a salary reduction generally applicable to senior executives of the Company. For fiscal year 2007 and thereafter, Mr. White will be eligible to earn an annual performance bonus as follows: upon the achievement of annual “target” performance goals, established by the Compensation Committee in advance of each fiscal year, a bonus equal to 40% of his salary, upon the achievement of annual “maximum” performance goals, established by the Compensation Committee, a bonus equal to 80% of base salary. If the Company’s performance falls between the “target” and “maximum” performance goals, he will receive an amount between 40% and 80% of his salary, according to a formula established by the Compensation Committee. Also under the employment agreement, Mr. White is entitled to participate in the Company’s Management Incentive Plan. Mr. White is eligible to participate in the Company’s standard benefits package, on the same basis as other senior executives of the Company. Mr. White will be entitled to four weeks of paid vacation per year. The agreement expires on June 19, 2009, subject to a one-year extension if the agreement is not terminated by either party upon 30 days’ notice.
     Larry Robinson. The employment agreement with Mr. Robinson provides for him to serve as President — Canada, Latin America and Asia Pacific at an annual salary of $371,561. Mr. Robinson is eligible for an annual performance bonus of between 45% and 85% of his base salary under the Company’s Performance Bonus Plan. Mr. Robinson is eligible to participate in the Company’s standard benefits package, on the same basis as other senior executives of the Company, and is entitled to an annual automobile allowance of $15,939. Mr. Robinson’s agreement is terminable without cause by the Company or Mr. Robinson upon written notice to the other. Under Mr. Robinson’s agreement, all amounts to be paid are paid in the Canadian dollar. The amounts reflected above represent the U.S. Dollar equivalent of the actual amounts paid in the Canadian Dollar based on the average of all daily exchange rates for the Canadian Dollar to the U.S. Dollar for 2006 (approximately US$0.858 per Candian Dollar).
     Bradley T. Roos. The employment agreement with Mr. Roos provides for him to serve as President — Europe at an annual salary of $323,000, subject to periodic review and increase. Mr. Roos is eligible for an annual performance bonus of between 40% and 80% of his base salary under the Company’s Performance Bonus Plan as more particularly described above under “Compensation Disclosure and Analysis – Cash Bonus.” Mr. Roos is eligible to participate in the Company’s standard benefits package, on the same basis as other senior executives of the Company. During the period of Mr.

Roos’ expatriate assignment in the United Kingdom, he is entitled to the following additional benefits and compensation: (a) housing assistance of up to approximately $4,610 per week plus utilities and a one-time furnishing allowance of $5,000, (b) certain relocation and temporary living expenses, including payment for a one week house-hunting/orientation trip for Mr. Roos and his spouse, reimbursement of temporary living expenses during the move period (not to exceed 30 days), reimbursement (in accordance with the Company’s International Relocation Policy) for expenses incurred in connection with the shipment of personal effects and shipment and storage of certain household goods, and payment of a $5,000 relocation allowance and $2,000 per automobile if sold as part of his relocation to the United Kingdom, (c) reimbursement (in accordance with the Company relocation and travel policy) of the cost of two home leaves per year for Mr. Roos and his family, (d) tax consultation and preparation assistance, (e) an education allowance of approximately $28,000 per child per year, plus the cost of bus transportation to school, (f) a $6,000 annual allowance for local club dues, and (g) an annual “tax equalization” benefit designed to ensure that Mr. Roos bears a total tax liability approximately equivalent to the tax liabilities he would have incurred if working for the Company in the United States. Upon completion of his assignment in the United Kingdom, the Company will seek to provide a comparable position for Mr. Roos in the United States and will pay the costs associated with the relocation of Mr. Roos and his family back to the United States (including return transportation, temporary housing and tax counseling services). In the event of Mr. Roos’ voluntary resignation from the Company, the Company is not responsible for the costs associated with Mr. Roos’ return to the United States or relocation elsewhere. Mr. Roos’ agreement is terminable by the Company for cause upon written notice, and upon 30 days’ written notice without cause. Certain portions of the consideration payable to Mr. Roos under his agreement are paid in the British Pound. Such amounts have been converted to the U.S. Dollar equivalent based on the average of all daily exchange rates for the British Pound to the U.S. Dollar for 2006 (approximately U.S.$1.84 per British Pound).

Severance Arrangements
     Under the terms of the employment agreements and other arrangements with its named executive officers, the Company has agreed to make severance payments to the named executive officers upon the termination of their employment. The following table shows the estimated payments and benefits for each named executive officer under the various employment termination scenarios discussed above assuming the triggering event took place on December 31, 2006. In accordance with SEC regulations, we do not report any amount to be provided to a named executive officer under any arrangement which does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all salaried employees.

					Death,
		Termination without			Disability
		Cause or Resignation	Termination	Voluntary	or
Name	Benefit	with Good Reason	with Cause	Termination	Retirement
		($)	($)	($)	($)
James B. McCurry	Contractual Severance Payment(1)	$2,400,000	$700,000	$700,000	$700,000
	Continued participation in medical and
	dental plans until he is eligible under
	another employer’s plan or for two years
	following termination(2)	$30,614	—	—	—

Peter Limeri	Contractual Severance Payment(3)	$396,000	$176,000	$176,000	$176,000
	Amount equal to the Company’s subsidy
	payments for Mr. Limeri’s health benefits
	until he is eligible under another
	employer’s plan or for one year following
	termination(4)	$3,751	—	—	—

Bradley T. Roos	Contractual Severance Payment(5)	$581,400 (6)	—	—	$258,400

Larry Robinson	Contractual Severance Payment(7)	$371,561	—	—	$300,501

N. Lee White	Contractual Severance Payment(8)	$394,808	$69,808	$69,808	$69,808

	Continued participation in medical and
	dental plans until he is eligible under
	another employer’s plan or for one year
	following termination(9)	$16,545	—	—	—

(1)	Upon termination without cause or resignation for good reason, Mr. McCurry is entitled to a payment equal to two times his average compensation, including bonus. In all other circumstances, Mr. McCurry is entitled to his prorated bonus for the year in which termination occurs. Upon a change in control (as defined in the Performance Unit Agreement), all of Mr. McCurry’s Performance Units will vest in full. Therefore, if Mr. McCurry’s employment with the Company is terminated for any of the reasons above following a change of control, in addition to the amounts set forth above, Mr. McCurry would also be entitled to the market value of these additional Performance Units, which as of December 31, 2006 was $1,159,464.

(2)	Represents the Company’s estimated costs for continuation of insurance as follows: COBRA medical insurance — $1,224.73 per month; and dental insurance — $50.87 per month.

(3)	Upon termination without cause or resignation for good reason, Mr. Limeri is entitled to a payment equal to his prorated bonus for the year in which the termination occurs plus 100% of his base salary. In all other circumstances, Mr. Limeri is entitled to his prorated bonus for the year in which termination occurs. Upon a change in control (as defined in the Performance Unit Agreement), all of Mr. Limeri’s Performance Units will vest in full. Therefore, if Mr. Limeri’s employment with the Company is terminated for any of the reasons above following a change of control, in addition to the amounts set forth above, Mr. Limeri would also be entitled to the market value of these additional Performance Units, which as of December 31, 2006 was $279,864. Mr. Limeri’s stock options will also vest upon a change in control, resulting in additional value to Mr. Limeri of $48,000.

(4)	Represents a sum equal to the Company’s portion of the premium costs for Mr. Limeri’s health benefits for 12 months.

(5)	Upon termination without cause or resignation for good reason, Mr. Roos is entitled to a payment equal to his prorated bonus for the year in which the termination occurs plus 100% of his base salary. In the event of termination as a result of Mr. Roos’ death or upon his retirement, Mr. Roos is entitled to his prorated bonus for the year in which his death or retirement occurs. Upon a change in control (as defined in the Performance Unit Agreement), all of Mr. Roos’ Performance Units will vest in full. Therefore, if Mr. Roos’ employment with the Company is terminated for any of the reasons above following a change of control, in addition to the amounts set forth above, Mr. Roos would also be entitled to the market value of these additional Performance Units, which as of December 31, 2006 was $217,400. Mr. Roos’ restricted shares are also subject to acceleration upon a change of control, which will result in an amount equal to $20,000.

(6)	In addition to his severance payment, upon termination of Mr. Roos without cause, the Company is required to reimburse Mr. Roos for the costs of his relocation to the United States.

(7)	Upon termination without cause or resignation for good reason, Mr. Robinson is entitled to a payment equal to 100% of his base salary. In the event of termination as a result of Mr. Robinson’s death or upon his retirement, Mr. Robinson is entitled to his prorated bonus for the year in which his death or retirement occurs. Upon a change in control (as defined in the Performance Unit Agreement), all of Mr. Robinson’s Performance Units will vest in full. Therefore, if Mr. Robinson’s employment with the Company is terminated for any of the reasons above following a change of control, in addition to the amounts set forth above, Mr. Robinson would also be entitled to the market value of these additional Performance Units, which as of December 31, 2006 was $217,400.

(8)	Upon termination without cause or resignation for good reason, Mr. White is entitled to a payment equal to his prorated bonus for the year in which the termination occurs plus 100% of his base salary. In all other circumstances, Mr. White is entitled to his prorated bonus for the year in which termination occurs. Upon a change in control (as defined in the Performance Unit Agreement), all of Mr. White’s Performance Units will vest in full. Therefore, if Mr. White’s employment with the Company is terminated for any of the reasons above following a change of control, in addition to the amounts set forth above, Mr. White would also be entitled to the market value of these additional Performance Units, which as of December 31, 2006 was $362,344.

(9)	Represents the Company’s estimated costs for continuation of insurance as follows: COBRA medical insurance — $1,224.73 per month; vision insurance — $19.96 per month; and dental insurance — $134.03 per month.
Moylan Separation Agreement
      In connection with his separation from the Company in February 2006, Mr. Moylan and the Company entered into a Release Agreement and Covenant Not to Sue. The Release Agreement and Covenant Not to Sue provide for the payment to Mr. Moylan of $360,577 in 25 equal installments beginning on March 3, 2006. These payments under the Release Agreement are comparable in all material respects to the payments which Mr. Moylan was entitled to receive under his employment agreement and his change of control agreement with the Company. The Release Agreement also provides for Mr. Moylan to receive certain outplacement services from a third party outplacement firm and contains provisions pertaining to return of Company proprietary information and other property and a mutual release of certain claims. The Company estimates that the total value of the consideration to be paid to Mr. Moylan under the Release Agreement, including payments already made, is approximately $360,577.

Plan-Based Awards
     The following tables sets forth certain information regarding awards made under the Company’s various incentive plans. For additional information regarding these incentive plans and awards, please see “Compensation Discussion and Analysis” above.
GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2006

					All Other
					Stock	Grant
					Awards:	Date Fair
		Estimated Possible Payouts			Number	Value of
		Under Non-Equity			of Shares	Stock and
	Grant	Incentive Plan Awards			of Stock	Option
Name	Date (1)	Threshold	Target	Maximum	or Units	Awards
		($)	($)(1)	($)(1)	(#) (2)	($)(3)
James B. McCurry	—	—	$350,000	$700,000	—	—
	09/29/06	—	—	—	347,836	$2,399,349
Peter Limeri	—	—	88,000	176,000	—	—
	09/29/06	—	—	—	86,959	599,837
Bradley T. Roos	—	—	129,200	258,400	—	—
	09/29/06	—	—	—	65,220	449,882
Larry Robinson	—	—	150,250	300,501	—	—
	09/29/06	—	—	—	65,220	449,882
N. Lee White	—	—	—	69,808 (4)	—	—
	09/29/06	—	—	—	108,699	749,801
James E. Moylan, Jr.	—	—	—	—	—	—
	—	—	—	—	—	—

(1)	Target and Maximum Payouts reported for all named executive officers were based upon the Company’s attainment of specified adjusted EBITDA levels as defined in the Company’s 2006 Performance Bonus Plan. The Company attained the specified maximum levels and the Maximum Payouts as reported for each of the named executive officers were paid in March 2007. The 2006 Performance Bonus Plan does not provide for a separate “threshold” amount. See “Compensation Discussion and Analysis – Cash Bonus” for a description of the bonus plan.

(2)	Other Stock Awards reported for each of the named executive officers represent Performance Units granted pursuant to the Company’s 2006 Management Incentive Plan and include incremental Performance Units from automatic adjustments resulting from conversions of convertible debt and preferred equity instruments into common stock during 2006 (see below). At settlement, holders of Performance Units will receive a number of shares of Company common stock equal to 60% of the number of Performance Units being paid out, plus a cash payment equal to 40% of the fair market value of that number of shares of common stock equal to the number of Performance Units being paid out. The number of Performance Units awarded is automatically adjusted on a pro-rata basis upon the conversion into common stock of any of the Company’s senior convertible notes or Series A Preferred. See “Compensation Discussion and Analysis – Long-Term Incentive Compensation – Issuance of Performance Units under Management Incentive Plan” for a description of the plan.

(3)	Includes fair value of original grants and incremental Performance Units resulting from automatic adjustments (see footnote (2) above).

(4)	Since Mr. White joined the Company in June 2006, under the terms of his employment agreement and in lieu of target and maximum bonus percentages, Mr. White was entitled to receive a bonus equal to 40% of his base salary prorated based upon the number of days Mr. White was actually employed during 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2006

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
			Equity					Incentive	Market or
			Incentive					Plan Awards:	Payout
			Plan Awards:				Market	Number of	Value of
	Number of	Number of	Number of			Number	Value of	Unearned	Unearned
	Securities	Securities	Securities			of Shares	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			or Units	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	of Stock	Stock that	Rights that	Rights that
	Options:	Options:	Unearned	Exercise	Expiration	that Have	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options	Price	Date	Not Vested	Vested	Vested	Vested
	(#)	(#)	(#)	($)		(#)	($) (1)	(#)	($)
James B. McCurry	—	—	—	—	—	144,933 (2)	$1,159,464	—
	—	—	—	—	—	—	—	—	—
Peter Limeri	—	—	—	—	—	36,233 (2)	289,864	—	—
	3,125 (3)	46,875 (3)	—	$2.80	11/11/2012	—	—	—	—
Bradley T. Roos	—	—	—	—	—	27,175 (2)	217,400	—	—
	—	—	—	—	—	2,500 (4)	20,000	—	—
	2,000	—	—	184.69	3/1/2010	—	—	—	—
	2,500	—	—	130.00	8/15/2007	—	—	—	—
	2,500	—	—	74.10	3/4/2008	—	—	—	—
	2,500	—	—	41.60	2/25/2009	—	—	—	—
	1,500	—	—	49.50	3/5/2010	—	—	—	—
Larry Robinson	—	—	—	—	—	27,175 (2)	217,400	—	—
	4,500	—	—	98.33	1/4/2007	—	—	—	—
	750	—	—	105.00	1/28/2008	—	—	—	—
	1,125	—	—	221.67	1/20/2009	—	—	—	—
	600	—	—	257.50	1/5/2010	—	—	—	—
	500	—	—	92.80	1/25/2007	—	—	—	—
	750	—	—	74.10	3/4/2008	—	—	—	—
	750	—	—	41.60	2/25/2009	—	—	—	—
	750	—	—	49.50	3/5/2010	—	—	—	—
N. Lee White	—	—	—	—	—	45,293 (2)	362,344	—	—
James E. Moylan, Jr.	—	—	—	—	—	—	—	—	—

(1)	Based on $8.00 per share; the closing market price of the Company’s common stock on December 29, 2006.

(2)	Reported amount represents the unvested portion of Performance Units granted pursuant to the Company’s 2006 Management Incentive Plan. See the “Grants of Plan Based Awards for Fiscal Year 2006” table above.

(3)	Mr. Limeri’s options were granted in two tranches, the first of which, pertaining to 12,500 shares vests over four years. The second tranche is subject to specific performance criteria and will become exercisable in three tiers of 12,500 shares each, as follows: Tier 1 will become exercisable at any time after July 29, 2006, if the closing market price per share of the Company’s common stock is $45.00 or higher for 45 consecutive trading days after July 29, 2006. Tier 2 will become exercisable at any time after July 29, 2007, if the closing market price per share of the Company’s common stock is $65.00 or higher for 45 consecutive trading days after July 29, 2007. Tier 3 will become exercisable at any time after July 29, 2008, if the closing market price per share of the Company’s common stock is $80.00 or higher for 45 consecutive trading days after July 29, 2008.

(4)	Reported amount represents restricted shares which cliff vest on March 4, 2008.

STOCK VESTED
FOR FISCAL YEAR 2006

	Stock Awards
	Number of Shares	Value Realized
Name	Acquired on Vesting	on Vesting
	(#)(1)	($)(2)
James B. McCurry	202,903	$1,623,224

Peter Limeri	50,726	405,808

Bradley T. Roos	38,045	304,360

Larry Robinson	38,045	304,360

N. Lee White	63,406	507,248

James E. Moylan, Jr.	—	—

(1)	Reported amount represents the portion of Performance Units granted pursuant to the Company’s 2006 Management Incentive Plan that vested during 2006, including automatic anti-dilution adjustments made thereon. See the “Grants of Plan Based Awards for Fiscal Year 2006” table above.

(2)	Based on $8.00 per share; the closing market price of the Company’s common stock on December 29, 2006. The actual amounts to be realized by the named executive officers upon settlement of the vested Performance Units is dependent upon the amount of future conversions of convertible securities into common stock and the fair value of the common stock at the future settlement dates.

CERTAIN TRANSACTIONS
     On March 17, 2006, Blum Capital Partners, L.P. and its affiliates exchanged $36,006,000 of the Company’s convertible notes due November 2006 for (1) $14,929,734 of 11% senior notes due March 2011, (2) $17,282,880 of 10% senior convertible notes due March 2011 and (3) 36,006 shares of Series A Senior Convertible Participating Preferred Stock (aggregate liquidation preference of $4,320,720), in connection with the Company’s exchange offer for its 4-3/4% convertible notes due 2006. Mr. N. Colin Lind is the managing partner of Blum Capital Partners, L.P. (together with its affiliates, “Blum”). Mr. Lind was a director of the Company from May 2002 to October 2005, and was re-elected to the Board in March 2006 pursuant to an agreement with the Ad Hoc Bondholders Committee formed to negotiate the Company’s exchange offer and financial restructuring. Mr. Lind represented Blum affiliates on the Ad Hoc Bondholders Committee. Blum affiliates are also lenders under the Company’s current senior secured credit facility. Their participation in the loan is approximately $7 million. Blum affiliates were also lenders under the Company’s prior $10 million bridge loan that was entered into on December 23, 2005 and repaid on March 17, 2006. Their participation in the bridge loan was approximately $6 million. In connection with the foregoing, Blum received interest and commitment and origination fees of approximately $236,000 in 2005, approximately $152,000 in interest related to the bridge loan in 2006 and approximately $755,000 in interest under the senior secured credit facility in 2006. In addition, the Ad Hoc Bondholders Committee, of which Blum was a member, was reimbursed for legal and financial advisory fees of approximately $2,043,083 in 2006.
     On March 17, 2006, Parkcentral Global Hub Limited and Petrus Securities, L.P. exchanged $23,945,000 of the Company’s convertible notes due November 2006 for (1) $9,578,000 of 11% senior notes due March 2011, (2) $11,493,600 of 10% senior convertible notes due March 2011 and (3) 23,945 shares of Series A Preferred Stock (aggregate liquidation preference of $2,873,400), in connection with the Company’s exchange offer for its 4-3/4% convertible notes due 2006. Parkcentral Global Hub Limited and Petrus Securities, L.P. were also represented on the Ad Hoc Bondholders Committee, are lenders under the Company’s current senior credit facility and were lenders under the Company’s prior $10 million bridge loan. Their participation in the senior credit facility is approximately $5 million and their participation in the bridge loan was approximately $4 million. In connection with the foregoing, they received interest and commitment and origination fees of approximately $174,000 in 2005, approximately $101,000 in interest related to the bridge loan in 2006 and approximately $550,000 in interest under the senior secured credit facility in 2006.
     As required by Nasdaq Listing Standards Rule 4350(h) and the Company’s Audit Committee Charter, all related party transactions are reviewed and approved by the Audit Committee. For purposes of this review and approval, the term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds $120,000, and in which any director, director nominee, or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest. As required by this policy, each of the transactions set forth above have been approved by the Audit Committee.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Messrs. Davis, Cole and Dills currently comprise the Compensation Committee. None of the members of the Compensation Committee had any “interlocks” within the meaning of Item 407(e)(4) of the SEC Regulation S-K during fiscal 2006.

OWNERSHIP OF DIRECTORS, PRINCIPAL SHAREHOLDERS
AND CERTAIN EXECUTIVE OFFICERS
     The following table sets forth certain information regarding the beneficial ownership of the Company’s Series A Preferred and common stock as of April 1, 2007, by (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5 percent of the outstanding common stock of the Company; (ii) each director and director nominee of the Company; (iii) the current Named Executive Officers; and (iv) all of the Company’s executive officers and directors as a group. Except as otherwise indicated in the footnotes to this table, the Company believes that the persons named in this table have sole investment and voting power with respect to all the shares of common stock indicated.

Five Percent Holders:
			Beneficial	Certain
		Percent of	Holdings	Shares
	Series A	Series A	(Excluding	Subject to		Percent of
	Preferred	Preferred	Options and	Options and	Total	Shares
	Shares	Shares	Convertible	Conversion	Beneficial	Beneficially
Beneficial Owner	Owned	Outstanding	Rights)	Rights(2)	Ownership	Owned (1)
Aristeia Capital, LLC(3) 136 Madison Avenue, 3rd Floor New York, New York 10016	—	—	626,809	—	626,809	7.15%
Blum Capital Partners, L.P.(4) 909 Montgomery Street, Suite 400 San Francisco, California 94133	34,901	51.47%	919,601	4,314,096	5,233,697	40.01%
JANA Partners, LLC(5) 200 Park Avenue, Suite 3300 New York, New York 10166	—	—	582,299	—	582,299	6.64%
Morgan Stanley & Co. Incorporated(6) 1585 Broadway New York, New York 10036	—	—	797,140	—	797,140	9.09%
Parkcentral Global Hub Limited(7) 2300 West Plano Parkway Plano, Texas 75075	—	—	3,561	805,522	809,083	8.45%
Sandelman Partners, LP(8) 500 Park Avenue, 3rd Floor New York, New York 10022	5,390	7.95%	80,238	538,640	618,878	6.65%
Weintraub Capital Management, L.P.(9) 44 Montgomery Street, Suite 4100 San Francisco, California 94104-4602	—	—	447,400	—	447,400	5.10%
Wellington Capital Management Company, LLP(10) 75 State Street Boston, Massachusetts 02109	—	—	446,298	—	446,298	5.09%
Zazove Associates LLC(11) 1033 Skokie Boulevard Suite 310 Northbrook, Illinois 60062	—	—	—	1,228,334	1,228,334	12.29%

Directors, Named Executive Officers and Directors and Officers as a Group:
			Beneficial	Certain
		Percent of	Holdings	Shares
	Series A	Series A	(Excluding	Subject to		Percent of
	Preferred	Preferred	Options and	Options and	Total	Shares
	Shares	Shares	Convertible	Conversion	Beneficial	Beneficially
Beneficial Owner	Owned	Outstanding	Rights)	Rights(2)	Ownership	Owned (1)
David A. Cole	—	—	500	28,667	29,167	*
Eugene I. Davis	—	—	—	9,667	9,667	*
Patrick G. Dills	—	—	—	9,667	9,667	*
Peter Limeri	—	—	—	3,125	3,125	*
N. Colin Lind(12)	34,901	51.47%	919,601	4,326,763	5,246,364	40.07%
Phillip J. Mazzilli, Jr.	—	—	2,000	9,667	11,667	*
James B. McCurry	—	—	—	—	—	—
Larry Robinson	—	—	476	5,300	5,776	*
Bradley T. Roos	—	—	2,500	11,000	13,500	*
Steven P. Rosenberg	—	—	—	9,667	9,667	*
N. Lee White	—	—	—	—	—	—
All current directors and executive officers as a group (13 persons)	34,901	51.47%	925,077	4,416,652	5,341,729	40.52%

*	Represents holdings of less than one percent.

(1)	Represents shares that may be acquired currently or within 60 days after the date of this Proxy Statement through the exercise of stock options or upon conversion of Series A Preferred Stock or the Company’s 10% Senior Convertible Notes.

(2)	Applicable percentage ownership at April 1, 2007 is based upon 8,767,345 shares of common stock outstanding, adjusted in the case of certain options and other conversion rights. Shares of common stock subject to options and rights that are currently exercisable or convertible, or will become exercisable or convertible within 60 days of the date of this Proxy Statement are deemed outstanding for computing the percentage ownership of the person holding such options or rights, but are not deemed outstanding for computing the percentage ownership of any other persons. Beneficial ownership is determined in accordance with the rules of the SEC under which shares are beneficially owned by the person or entity that holds investment and/or voting power.

(3)	Information is based on publicly reported holdings as of the date of the Schedule 13G filed on February 14, 2007.

(4)	Certain Shares Subject to Options and Conversion Rights includes an aggregate of 1,609,345 shares the Blum Reporting Persons, as defined below, have the right to acquire upon conversion of Series A Preferred Stock and 2,704,752 shares upon conversion of the 10% Senior Convertible Notes, both of which were issued in March 2006. Blum Capital Partners, L.P., a California limited partnership (“Blum L.P.”); Richard C. Blum & Associates, Inc., a California corporation (“RCBA Inc.”); Blum Strategic GP II, L.L.C., a Delaware limited liability company (“Blum GP II”); Blum Strategic Partners II, L.P., a Delaware limited partnership; Blum Strategic Partners II GmbH & Co. KG, a German limited partnership; Stinson Capital Partners, L.P., a California limited partnership (“Stinson”); Stinson Capital Partners II, L.P., a California limited partnership (“Stinson II”); Stinson Capital Partners (QP), L.P., a Delaware limited partnership (“Stinson QP”); and Stinson Dominion, L.P., a Delaware limited partnership (“Stinson Dominion”); are referred to herein as the “Blum Reporting Persons.” Blum L.P.’s principal business is acting as a general partner for investment partnerships and providing investment advisory services. Blum L.P. is an investment advisor registered with the Securities and Exchange Commission. The sole general partner of Blum L.P. is RCBA Inc. Blum L.P. is the general partner of Stinson, Stinson II, Stinson QP and Stinson S. Each of the Blum Reporting Persons reports that it has shared voting and investment discretion over the shares reported above. Information is based on publicly reported holdings as of the date of the most recently filed amendment to Schedule 13D, as filed on October 4, 2006. Pursuant to an Amended and Restated Standstill Agreement dated as of November 14, 2005, the Blum Reporting Persons have agreed that they shall vote any and all shares of Company common stock owned by them (whether of record, in street name, through a nominee or otherwise) as follows: (a) any and all shares so owned by the Blum Reporting Persons in the aggregate that exceed 15% of the outstanding shares of common stock of the Company on the record date for such vote shall be voted consistently with the recommendations of the Company’s Board of Directors on all matters placed before the Company’s shareholders, whether at a special or annual meeting, by written consent, or otherwise, and (b) all other shares so owned by the Blum Reporting Persons may be voted in their discretion.

(5)	Information is based on publicly reported holdings as of the date of the most recently filed amendment to Schedule 13G, as filed on March 15, 2007.

(6)	Information is based on publicly reported holdings as of the date of the most recently filed amendment to Schedule 13G, as filed on February 15, 2007.

(7)	Certain Shares Subject to Options and Conversion Rights includes an aggregate of 805,522 shares the Parkcentral Reporting Persons, as defined below, have the right to acquire upon conversion of the Company’s 10% Senior Convertible Notes. Parkcentral Global Hub Limited, a Bermuda limited liability exempted mutual fund company (“Parkcentral Global”), Parkcentral Capital Management, L.P., a Texas limited partnership (“Parkcentral Capital”), Steven Blasnik, Petrus Securities, L.P., a Texas limited partnership (“Petrus”), and Hill Air Company I, LLC, a Delaware limited liability company (“Hill Air”) are referred to herein as the “Parkcentral Reporting Persons.” Parkcentral Capital, a registered investment adviser, acts as an investment adviser to various entities, including Parkcentral Global. Pursuant to a investment advisory agreement between Parkcentral Capital and Parkcentral Global, Parkcentral Capital has voting and investment (including dispositive) power with respect to the shares owned by Parkcentral Global. Steven Blasnik is the President of Parkcentral Capital. Hill Air is denominated as a general partner of Petrus and has voting and investment (including dispositive) power with respect to the shares owned by Petrus pursuant to the partnership agreement of Petrus. Steven Blasnik is the President of Hill Air.

(8)	Includes 80,238 shares of common stock, 248,540 shares issuable upon conversion of the Company’s Series A Preferred Stock and 290,100 shares issuable upon conversion of the Company’s 10% Senior Convertible Notes. Sandelman Partners GP, LLC is the general partner of Sandelman Partners, LP, and Jonathan Sandelman is the managing member of the general partner. The securities reported are held by Sandelman Partners Multi-Strategy Masterfund, Ltd., over which Sandelman Partners, LP has discretionary authority. Information is based on publicly reported holdings as of the date of the most recently filed amendment to Schedule 13G, as filed on April 10, 2007.

(9)	Weintraub Capital Management, L.P. is a registered investment adviser. Weintraub Capital Management GP, LLC is the general partner of Weintraub Capital Management, L.P. and Jerald M. Weintraub is the manager of Weintraub Capital Management, GP, LLC. Information is based on publicly reported holdings as of the date of the most recently filed amendment to Schedule 13G, as filed on February 14, 2007.

(10)	Information is based on publicly reported holdings as of the date of the most recently filed amendment to Schedule 13G, as filed on February 14, 2007.

(11)	Certain Shares Subject to Options and Conversion Rights includes an aggregate of 1,228,334 shares Zazove Associates, LLC has the right to acquire upon conversion of the 10% Senior Convertible Notes. Zazove Associates, LLC is an employee-owned investment management firm that has been dedicated to the management of convertible securities since 1971. The firm is registered with the Securities and Exchange Commission as an investment advisor. Information is based on publicly reported holdings as of the date of the Schedule 13G filed on April 20, 2007.

(12)	Mr. Lind is a Managing Partner of Blum L.P. Mr. Lind has informed the Company that he disclaims beneficial ownership of the shares beneficially owned by Blum L.P. Certain Shares Subject to Options and Conversion Rights includes an aggregate of 1,609,345 shares the Blum Reporting Persons have the right to acquire upon conversion of Series A Preferred Stock and 2,704,752 shares upon conversion of the 10% Senior Convertible Notes, both of which were issued in March 2006. See note (4) above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on its review of copies of forms received by it pursuant to Section 16(a) of the Exchange Act, and written representations from certain reporting persons, the Company believes that with respect to 2006, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10 percent beneficial owners were timely satisfied, except with respect to the Form 3 filings by Victor A. Allums and Morgan Stanley.

EXECUTIVE OFFICERS
     Each of the executive officers of the Company was appointed by the Board of Directors to serve at the pleasure of the Board of Directors and until their successors are elected or until their earlier resignation, removal or death. The following table lists the current executive officers of the Company and their ages and offices with the Company.

NAME	AGE	PERIOD EMPLOYED IN CURRENT POSITION
James B. McCurry, Chairman of the Board, President and Chief Executive Officer	58	President and CEO Since July 2005; Chairman Since March 2006
N. Lee White, Executive Vice President, U.S.	51	Since June 2006
Peter Limeri, Chief Financial Officer and Treasurer	41	Since February 2006
Victor A. Allums, Senior Vice President, General Counsel and Secretary	48	Since May 2006
Jennifer Moore, Senior Vice President –Human Resources	36	Since September 2005
Larry M. Robinson, Senior Vice President - Canada, Latin America, Asia Pacific	51	Since October 2005
Bradley T. Roos, Executive Vice President and President Europe	44	Since June 2005
P. David Schroeder, Senior Vice President and Chief Information Officer	52	Since January 2007
     For biographical information regarding Mr. McCurry, please see “Information About The Class I Directors Whose Terms Will Expire At The 2009 Annual Meeting Of Shareholders” above.
     N. Lee White, Executive Vice President — U.S., joined the Company in June 2006 and is responsible for all U.S. operations and sales activities. Prior to joining the Company, Mr. White served as Chief Operating Officer and a member of the Board of Managers of Zyman Group, a strategic growth strategies consulting company, from December 2004 until March 2006. From March 2002 until November 2004, Mr. White was President, Chief Operating Officer and a Board member of CommerceQuest, a business process management company. In June 1997, Mr. White co-founded AnswerThink, a technology-based business transformation solutions provider, and served as Managing Director-CRM Solutions and a member of that company’s leadership team through February 2002. Prior to AnswerThink, Mr. White held significant positions with KPMG and IBM.
     Peter Limeri, Chief Financial Officer and Treasurer, served as Chief Restructuring Officer from November 2005 to February 2006. Prior to joining the Company, Mr. Limeri served as Chief Financial Officer and Chief Operating Officer of Nationwide Furniture Inc., a portfolio company of Sun Capital Partners, a private equity firm, from May 2004 to November 2005. Prior to that he served as the Chief Financial Officer at Anderson Press, Inc., a publishing and consumer packaged goods company, from December 1999 to April 2004. Before joining Anderson Press, Inc., he served as Vice President-Finance of Cluett American, where he was part of the team that led that company’s financial restructuring and business turnaround.
     Victor A. Allums, Senior Vice President, General Counsel and Secretary, joined the Company in February 2006 and was Senior Vice President and Assistant Secretary prior to his appointment to his current position in May 2006. For nine years prior to joining the Company, Mr. Allums was Senior Vice President and General Counsel of GE Business Productivity Solutions, a subsidiary of General Electric Capital Corporation. Prior to his tenure with GE, he served as Assistant General Counsel of ALLTEL

Information Services Healthcare Division. Mr. Allums began his career with the Atlanta law firm of Troutman Sanders.
     Jennifer Moore, Senior Vice President — Human Resources, is responsible for the Company’s domestic and international human resource activities. Before joining the Company, Ms. Moore was Vice President of Human Resources with Howard Schultz & Associates from May 1999 until the Company’s acquisition of it in 2002. Ms. Moore joined the Company as Vice President of Human Resources in January 2002. In April 2004, she became Senior Vice President — Human Resources, US Operations. Prior to that, she worked in human resources management in the telecommunications, semi-conductor and mortgage industries.
     Larry M. Robinson, Senior Vice President — Canada, Latin America, Asia Pacific, is responsible for operations and sales in Canada, Latin America and Asia Pacific. Prior to joining the Company, Mr. Robinson held various senior accounting and audit assignments for Sears Canada Inc., one of Canada’s largest retailers. He joined the company in 1992 as General Manager of the Canadian division, and later assumed additional responsibility for the Asia Pacific and Latin America regions.
     Bradley T. Roos, Executive Vice President and President — Europe, is responsible for operations and sales activities throughout Europe. Mr. Roos was elected as the Company’s Executive Vice President — Worldwide Sales and Marketing in February 2003. He joined the Company in February 2000 as Vice President — Business Planning and has held a number of executive offices. Before joining the Company, he spent 15 years with The Coca-Cola Company in both the USA and Southeast Asia, holding a number of management positions in business planning, trade promotion development and general management, most recently as vice president and general manager for Indochina.
     P. David Schroeder, Senior Vice President and Chief Information Officer, is responsible for the Company’s information technology worldwide. Prior to joining the Company in January 2007, Mr. Schroeder served as an independent CIO-level consultant advising companies on acquisitions and technology strategy from April 2005 to December 2006. From November 2002 to March 2005, Mr. Schroeder served as Chief Technology Officer for the Hobart West Group, the parent company of Esquire Deposition Services, one of the largest court reporting firms in the U.S. From April 2000 to July 2002, he served as Chief Technology Officer for Law.com, a major website targeting lawyers and legal professionals. Prior to his position at Law.com, Mr. Schroeder held senior technology management roles at innovative consulting organizations such as iXL, Inc. and IBM’s Interactive Media division.

INDEPENDENT AUDITORS
     The Accounting Firm of BDO Seidman, LLP has been selected by the Audit Committee of the Company’s Board of Directors to serve as the Company’s independent auditors for fiscal year 2007. BDO Seidman, LLP previously served as the Company’s independent auditors for fiscal year 2006. The accounting firm of KPMG LLP (“KPMG”) served as the independent auditors of the Company with respect to fiscal years 2005, 2004 and 2003.
     On May 18, 2006, the Chairman of the Audit Committee of the Board of Directors of the Company received a letter from KPMG stating that the client-auditor relationship between KPMG and the Company had ceased. This letter followed an earlier verbal notice received that day by the Chairman of the Audit Committee of the Company to the effect that KPMG declined to stand for reelection in response to the Company’s request for proposals from several independent accounting firms to serve a three year engagement as the Company’s independent auditor.
     The audit reports of KPMG LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s audit report on the consolidated financial statements of the Company as of and for the year ended December 31, 2005 contained a separate paragraph stating that “the accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.” As discussed in Notes 1 and 8 to the consolidated financial statements, the Company has substantial debt obligations and, during 2005, it was required to enter into a forbearance agreement to obtain covenant relief. The Company incurred significant losses in each of the years in the three-year period ended December 31, 2005 and had a shareholders’ deficit of $102.4 million at December 31, 2005. Realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company’s ability to return to profitability, to complete planned restructuring activities and to generate positive cash flows from operations, as well as maintaining credit facilities adequate to conduct its business. These matters raised substantial doubt about the Company’s ability to continue as a going concern.
     The audit report of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the Company identified material weaknesses relating to company level controls and internal controls over revenue recognition.
     The audit report of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the Company identified material weaknesses relating to internal controls over accounting for revenue and the reserve for estimated refunds and internal controls over the Company’s income tax accounting practices.
     During the fiscal years ended December 31, 2004 and December 31, 2005 and the subsequent interim period through May 18, 2006, the Company had no disagreements with KPMG on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of such disagreements in connection with its reports.
     Except for the material weaknesses described above, during the Company’s fiscal years ended December 31, 2004 and 2005, and in the subsequent interim period through May 18, 2006, there were no “reportable events” as defined in Regulation S-K Item 304(a)(1)(v).
     On June 27, 2006, the Audit Committee selected BDO Seidman, LLP as the Company’s independent registered public accountants for fiscal 2006. During the years ended December 31, 2005 and 2004 and the subsequent interim period through June 27, 2006, the Company did not consult with BDO Seidman regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (2) the subject matter of a disagreement or reportable event as those terms are defined in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K. Representatives of BDO Seidman are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions.

PRINCIPAL ACCOUNTANTS’ FEES AND SERVICES
     The Company incurred the following fees for services performed by its independent public accountants for 2006. As discussed in more detail above under “Independent Auditors,” KPMG LLP served as the Company’s independent public accountants for 2005 and until May 18, 2006. BDO Seidman, LLP was appointed as the Company’s independent public accountants on June 27, 2006. All of the services described below were approved by the Audit Committee.

	2006	2005
Audit Fees (1)	$1,146,990	$2,934,524
Aggregate fees for professional services for the audit of the Company’s annual financial statements and reviews of financial statements included in the Company’s Forms 10-Q

Audit-Related Fees (2)	12,000	11,000
Aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above

Tax Fees (3)	613,319	332,105
Aggregate fees billed for professional services for tax compliance, tax consulting and tax planning

All Other Fees	—	—
Aggregate fees billed for products and services provided other than the services reported above

(1)	Audit Fees consist of fees for professional services rendered in connection with the audits of (i) annual financial statements of the Company and its subsidiaries, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. This category also includes reviews of financial statements included in Form 10-Q filings of the Company and its subsidiaries and services normally provided in connection with statutory and regulatory filings or engagements. For 2006 and 2005, also includes services related to various statutory audits required in certain international jurisdictions.

(2) Audit-Related Fees consist of fees for professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services primarily include consultations regarding implementation of accounting standards. For 2006 and 2005 includes an employee benefit plan audit.

(3)	Non-Audit Tax Fees consist of fees for professional services rendered with respect to federal, state and international tax compliance, tax advice and tax planning. This includes preparation of tax returns, claims for refunds, payment planning and tax law interpretation.

SHAREHOLDER PROPOSALS
     Shareholders who, in accordance with Securities and Exchange Commission Rule 14a-8, wish to present proposals for inclusion in the Company’s proxy materials to be distributed in connection with next year’s Annual Meeting of Shareholders must submit their proposals so that they are received at the Company’s principal executive offices no later than the close of business on January 10, 2008. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.
     In accordance with the Company’s Bylaws, in order to be properly brought before the 2008 Annual Meeting, a shareholder’s notice of the matter the shareholder wishes to present, or the person or persons the shareholder wishes to nominate as a director, must be delivered to the Secretary of the Company at its principal executive offices no less than 90 days, and no more than 120 days before the first anniversary of the date the Company mailed the preceding year’s proxy statement. As a result, any notice given by a shareholder pursuant to these provisions of the Company’s Bylaws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than January 10, 2008, and no later than February 9, 2008, unless the Company’s Annual Meeting date in 2008 is more than 30 days before or after June 15, 2008. SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise shareholders how management intends to vote. If the Company’s 2008 Annual Meeting date is advanced or delayed by more than 30 days from June 15, 2008, then proposals must be received no later than the close of business on the later of the 90th day before the 2008 Annual Meeting or the 10th day following the date on which the meeting date is first publicly announced.
     To be in proper form, a shareholder’s notice must include the specified information concerning the proposal or nominee as described in the Company’s Bylaws. A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about the requirements imposed by the Company’s Bylaws and SEC regulations. The Company will not consider any proposal or nomination that does not meet the Bylaw requirements and the SEC’s requirements for submitting a proposal or nomination.
     NOTICES OF INTENTION TO PRESENT PROPOSALS AT THE 2008 ANNUAL MEETING SHOULD BE ADDRESSED TO SECRETARY, PRG-SCHULTZ INTERNATIONAL, INC., 600 GALLERIA PARKWAY, SUITE 100, ATLANTA, GA 30339. THE COMPANY RESERVES THE RIGHT TO REJECT, RULE OUT OF ORDER, OR TAKE OTHER APPROPRIATE ACTION WITH RESPECT TO ANY PROPOSAL THAT DOES NOT COMPLY WITH THESE AND OTHER APPLICABLE REQUIREMENTS.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
     Only one copy of this proxy statement and the documents accompanying it is being delivered to multiple beneficial shareholders who share an address, unless the Company or its authorized agents have received contrary instructions from any such shareholder. These documents are available on the Company’s web site, www.prgx.com. In addition, the Company will deliver promptly, upon written or oral request, a separate copy of this proxy statement and all other enclosed documents to any shareholder to which a single copy was delivered at a shared address. Any instructions to receive a separate copy of such mailings in the future, or request to receive a copy of this proxy statement or enclosed documents, may be made in writing or by telephone to the Company’s Secretary, Victor A. Allums, at PRG-Schultz International, Inc., 600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339, (770) 779-3900. If you are a beneficial holder and have previously provided a broker with permission to receive only one copy of these materials at a shared address, you must provide any revocation of such permission to that broker.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO SIGN, COMPLETE, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors:

/s/ James B. McCurry

James B. McCurry

Chairman, President and Chief Executive Officer
Dated: May 9, 2007

ANNUAL MEETING OF SHAREHOLDERS OF
PRG-SCHULTZ INTERNATIONAL, INC.
COMMON STOCK PROXY CARD
JUNE 15, 2007
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK AS SHOWN HERE |X|
1.	Election of Directors:

☐	FOR ALL NOMINEES	☐	WITHHOLD AUTHORITY FOR ALL	☐	FOR ALL EXCEPT (see NOMINEES
instructions below)

☐	NOMINEES: CLASS II DIRECTORS:	☐	Patrick G. Dills	☐	N. Colin Lind
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold.
2.	In the discretion of the proxies, upon such other matters as may properly come before the meeting or any adjournment thereof.
THE PROXIES SHALL VOTE AS SPECIFIED ABOVE OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE LISTED NOMINEES.
PRG-SCHULTZ-INTERNATIONAL, INC. PROXY CARD

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date	Signature of Shareholder	Date
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
PRG-SCHULTZ INTERNATIONAL, INC.
COMMON STOCK
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 15, 2007
                  The undersigned shareholder hereby appoints James B. McCurry, Peter Limeri and Victor A. Allums, or any of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the Annual Meeting of Shareholders of PRG-Schultz International, Inc. (the “Company”) to be held on June 15, 2007, and any adjournments thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned’s name, place and stead. The undersigned instructs said proxies to vote as indicated hereon.
THE PROXIES SHALL VOTE AS SPECIFIED ON THE REVERSE, OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE LISTED NOMINEES.
PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF
PRG-SCHULTZ INTERNATIONAL, INC.
SERIES A PREFERRED PROXY CARD
JUNE 15, 2007
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK AS SHOWN HERE |X|
1.	Election of Directors:

☐	FOR ALL NOMINEES	☐	WITHHOLD AUTHORITY FOR ALL	☐	FOR ALL EXCEPT (see NOMINEES
instructions below)

☐	NOMINEES: CLASS II DIRECTORS:	☐	Patrick G. Dills	☐	N. Colin Lind

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold.
2.	In the discretion of the proxies, upon such other matters as may properly come before the meeting or any adjournment thereof.
THE PROXIES SHALL VOTE AS SPECIFIED ABOVE OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE LISTED NOMINEES.
PRG-SCHULTZ-INTERNATIONAL, INC. SERIES A PREFERRED PROXY CARD

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the |_| account may not be submitted via this method.

Signature of Shareholder	Date	Signature of Shareholder	Date
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
PRG-SCHULTZ INTERNATIONAL, INC.
SERIES A PREFERRED
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 15, 2007
                  The undersigned shareholder hereby appoints James B. McCurry, Peter Limeri and Victor A. Allums, or any of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the Annual Meeting of Shareholders of PRG-Schultz International, Inc. (the “Company”) to be held on June 15, 2007, and any adjournments thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned’s name, place and stead. The undersigned instructs said proxies to vote as indicated hereon.
THE PROXIES SHALL VOTE AS SPECIFIED ON THE REVERSE, OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE LISTED NOMINEES.
PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
(Continued and to be signed on the reverse side)